                    IndyMac INDX Mortgage Loan Trust 2006-AR6

                                Final Term Sheet

                           [IndyMac Bank, F.S.B. LOGO]

                          $1,856,334,000 (Approximate)

                                IndyMac MBS, Inc.
                                    Depositor

                              IndyMac Bank, F.S.B.
                          Sponsor, Seller and Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                    FREE WRITING PROSPECTUS DATED MAY 1, 2006

                    IndyMac INDX Mortgage Loan Trust 2006-AR6

The issuing entity will issue certificates, including the following classes of certificates being offered pursuant to this free writing prospectus and the accompanying prospectus:

-------------------------------------------------------------------------------------------------
               Initial Class                                    Initial Class
                Certificate                                      Certificate
Class            Balance(1)    Pass-Through Rate   Class         Balance(1)     Pass-Through Rate
-------------------------------------------------------------------------------------------------
Class 1-A-1A    $650,332,000      Variable(2)      Class M-4     $7,489,000        Variable(3)
-------------------------------------------------------------------------------------------------
Class 1-A-1B    $162,583,000      Variable(2)      Class M-5     $8,425,000        Variable(3)
-------------------------------------------------------------------------------------------------
Class 2-A-1A    $547,979,000      Variable(3)      Class M-6     $6,553,000        Variable(3)
-------------------------------------------------------------------------------------------------
Class 2-A-1B    $228,325,000      Variable(3)      Class M-7     $6,553,000        Variable(3)
-------------------------------------------------------------------------------------------------
Class 2-A-1C    $136,994,000      Variable(3)      Class M-8     $6,553,000        Variable(3)
-------------------------------------------------------------------------------------------------
Class M-1       $ 43,062,000      Variable(3)      Class M-9     $6,553,000        Variable(3)
-------------------------------------------------------------------------------------------------
Class M-2       $ 26,211,000      Variable(3)      Class M-10    $9,361,000        Variable(3)
-------------------------------------------------------------------------------------------------
Class M-3       $  9,361,000      Variable(3)
-------------------------------------------------------------------------------------------------

----------
(1) This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.

(2) The pass-through rate for this class of certificates is calculated as described in this free writing prospectus under "Summary" and is based on MTA.

(3) The pass-through rate for this class of certificates is calculated as described in this free writing prospectus under "Summary" and is based on LIBOR.

                                     SUMMARY

                             The Transaction Parties

Issuing Entity

IndyMac INDX Mortgage Loan Trust 2006-AR6, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101-7211, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road., Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06A6, and its telephone number is (714) 247-6000.

The Certificate Insurer

XL Capital Assurance Inc. will unconditionally and irrevocably guarantee certain payments on the Class 1-A-1B and Class 2-A-1C Certificates on each distribution date pursuant to the terms of a certificate guaranty insurance policy. The policy will not cover net rate carryover, deferred interest, net deferred interest, prepayment interest shortfalls or shortfalls attributable to the application of the Servicemembers Civil Relief Act and similar state and local laws.

The NIM Insurer

After the closing date, a separate trust (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of April 1, 2006 and the origination date of that mortgage loan.

Closing Date

On or about April 28, 2006.

Interest Shortfall Payments:

To the extent needed to make required interest distributions on the offered certificates on or prior to the distribution date in May 2006, a deposit will be made into the distribution account to offset shortfalls in interest collections arising from the inclusion of newly originated loans that have current mortgage rates that are equal to their initial mortgage rates, which is less than the sum of the index applicable at origination and the gross margin.

The Mortgage Loans:

The mortgage pool will consist primarily of 30- and 40- year conventional adjustable-rate negative amortization mortgage loans secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into two groups.

Each group of mortgage loans is referred to as a "loan group." All of the loan group 1 and loan group 2 mortgage loans bear adjustable interest rates based on the 1-year MTA index, which is a 12-month moving average of the monthly yields on United States Treasury securities adjusted to a constant maturity of one year

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage pool had an aggregate stated principal balance of approximately $1,872,248,207, approximately $881,686,869 of which are group 1 mortgage loans and approximately $990,561,338 of which are group 2 mortgage loans. All of the mortgage loans in loan group 1 have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

As of the cut-off date, the depositor expects that all of the mortgage loans in the issuing entity will have the following characteristics:

Aggregate Stated Principal Balance ....................          $1,872,248,207

Geographic Concentrations in excess of 10%:

   California .........................................                   57.17%

Weighted Average Original LTV Ratio ...................                   72.91%

Weighted Average Mortgage Rate ........................                   4.395%

Range of Mortgage Rates ...............................         1.000% to 9.388%

Average Current Principal Balance .....................                $351,860

Range of Current Principal Balances ...................   $49,018 to $1,512,658

Weighted Average Remaining Term to Maturity ...........              379 months

Weighted Average FICO Credit Score ....................                     702

Weighted Average Gross Margin .........................                   3.350%

Weighted Average Maximum Mortgage Rate ................                  10.053%

Weighted Average Minimum Mortgage Rate ................                   3.350%

Range of Months to Next Mortgage Rate Adjustment ......                  1 to 1

Range of Months to Next Payment Adjustment ............                 2 to 61

Initial Fixed Payment Period
   12 Months ..........................................                   81.55%
   60 Months ..........................................                   18.45%

Negative Amortization Limit
   110% ...............................................                   78.66%
   115% ...............................................                   21.34%

Percentage by Loan Group
   Loan Group 1 .......................................                   47.09%
   Loan Group 2 .......................................                   52.91%

As of the cut-off date, the depositor expects that mortgage loans in loan group 1 will have the following characteristics:

Aggregate Stated Principal Balance ....................            $881,686,869

Geographic  Concentrations in  excess of 10%:

   California .........................................                   48.43%

Weighted Average Original LTV Ratio ...................                   70.44%

Weighted Average Mortgage Rate ........................                   4.076%

Range of Mortgage Rates ...............................         1.000% to 9.388%

Average Current Principal Balance .....................                $263,820

Range of Current Principal Balances ...................     $49,018 to $693,750

Weighted Average Remaining Term to Maturity ...........              378 months

Weighted Average FICO Credit Score ....................                     700

Weighted Average Gross Margin .........................                   3.412%

Weighted Average Maximum Mortgage Rate ................                  10.021%

Weighted Average Minimum Mortgage Rate ................                   3.412%

Range of Months to Next Mortgage Rate Adjustment ......                  1 to 1

Range of Months to Next Payment Adjustment ............                 4 to 61

Initial Fixed Payment Period
   12 Months ..........................................                   75.15%
   60 Months ..........................................                   24.85%

Negative Amortization Limit
   110% ...............................................                   81.45%
   115% ...............................................                   18.55%

As of the cut-off date, the depositor expects that the mortgage loans in loan group 2 will have the following characteristics:

Aggregate Stated Principal Balance ....................            $990,561,338

Geographic Concentrations in excess of 10%:

   California .........................................                   64.96%

Weighted Average Original LTV Ratio ...................                   75.10%

Weighted Average Mortgage Rate ........................                   4.679%

Range of Mortgage Rates ...............................         1.000% to 8.388%

Average Current Principal Balance .....................                $500,536

Range of Current Principal Balances ...................  $100,648 to $1,512,658

Weighted Average Remaining Term to Maturity ...........              379 months

Weighted Average FICO Credit Score ....................                     704

Weighted Average Gross Margin .........................                   3.294%

Weighted Average Maximum Mortgage Rate ................                  10.080%

Weighted Average Minimum Mortgage Rate ................                   3.294%

Range of Months to Next Mortgage Rate Adjustment ......                  1 to 1

Range of Months to Next Payment Adjustment ............                 2 to 61

Initial Fixed Payment Period
   12 Months ..........................................                   87.25%
   60 Months ..........................................                   12.75%

Negative Amortization Limit
   110% ...............................................                   76.18%
   115% ...............................................                   23.82%

Description of the Certificates

The issuing entity will issue eighteen classes of certificates, fifteen of which are offered by this free writing prospectus:

                                         Initial
                                          Class                                         Final Scheduled  Expected Final    Initial
                           Related     Certificate                                        Distribution    Distribution   Rating S&P/
           Class          Loan Group   Balance (1)     Principal Type    Interest Type        Date            Date       Moody's (2)
------------------------  ----------  ------------  -------------------  -------------  ---------------  --------------  -----------
Offered Certificates
1-A-1A .................      1       $650,332,000  Senior/Super Senior  Variable Rate     June 2046        June 2014      AAA/Aaa
1-A-1B .................      1       $162,583,000     Senior/Support    Variable Rate     June 2047        June 2014      AAA/Aaa
2-A-1A .................      2       $547,979,000  Senior/Super Senior  Variable Rate     June 2046        June 2014      AAA/Aaa
2-A-1B .................      2       $228,325,000     Senior/Support    Variable Rate     June 2046        June 2014      AAA/Aaa
2-A-1C .................      2       $136,994,000     Senior/Support    Variable Rate     June 2047        June 2014      AAA/Aaa
M-1 ....................   1 and 2    $ 43,062,000      Subordinate      Variable Rate     June 2046        June 2014      AA+/Aa1
M-2 ....................   1 and 2    $ 26,211,000      Subordinate      Variable Rate     June 2046        June 2014       AA/Aa2
M-3 ....................   1 and 2    $  9,361,000      Subordinate      Variable Rate     June 2046        June 2014       AA/Aa3
M-4 ....................   1 and 2    $  7,489,000      Subordinate      Variable Rate     June 2046        June 2014       AA-/A1
M-5 ....................   1 and 2    $  8,425,000      Subordinate      Variable Rate     June 2046        June 2014       A+/A2
M-6 ....................   1 and 2    $  6,553,000      Subordinate      Variable Rate     June 2046        June 2014        A/A3
M-7 ....................   1 and 2    $  6,553,000      Subordinate      Variable Rate     June 2046        May 2014       A-/Baa1
M-8 ....................   1 and 2    $  6,553,000      Subordinate      Variable Rate     June 2046      October 2013    BBB+/Baa2
M-9 ....................   1 and 2    $  6,553,000      Subordinate      Variable Rate     June 2046       March 2013      BBB/Baa3
M-10 ...................   1 and 2    $  9,361,000      Subordinate      Variable Rate     June 2046        June 2012       BBB/NR
Non-Offered
Certificates (3
P ......................   1 and 2             N/A          N/A               N/A             N/A              N/A            NR
C ......................   1 and 2             N/A          N/A               N/A             N/A              N/A            NR
R ......................   1 and 2             N/A          N/A               N/A             N/A              N/A            NR

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of the McGraw-Hill Companies ("S&P") and Moody's Investors Service ("Moody's"). "NR" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See "Ratings" in this free writing prospectus.

(3 The Class P, Class C and Class R Certificates are not offered by this free writing prospectus. The Class P Certificates will be entitled to any prepayment charges on the mortgage loans. The Class C Certificates will be entitled to receive any excess cashflow from loan group 1 and loan group 2 after all required distributions are made on the floating rate certificates. The Class R Certificate is a REMIC tax residual. Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                      Pass-Through Rate
                                    Before and Including   Pass-Through Rate
                                             the               After the                                    Interest     Certificate
                  Initial Interest        Optional              Optional                                     Accrual      Insurance
      Class           Rate (1)      Termination Date (2)  Termination Date (3)  Interest Accrual Period    Convention       Policy
----------------  ----------------  --------------------  --------------------  -----------------------  --------------  -----------
Offered
Certificates
1-A-1A .........       4.931%          MTA + 0.920%(4)      MTA + 0.920% (4)              (5)              30/360 (6)        No
1-A-1B .........       4.941%         MTA + 0.930% (4)      MTA + 0.930% (4)              (5)              30/360 (6)        Yes
2-A-1A .........       5.180%        LIBOR + 0.200% (7)    LIBOR + 0.400% (7)             (8)            Actual/360 (9)      No
2-A-1B .........       5.220%        LIBOR + 0.250% (7)    LIBOR + 0.500% (7)             (8)            Actual/360 (9)      No
2-A-1C .........       5.190%        LIBOR + 0.210% (7)    LIBOR + 0.420% (7)             (8)            Actual/360 (9)      Yes
M-1 ............       5.380%        LIBOR + 0.400% (7)    LIBOR + 0.600% (7)             (8)            Actual/360 (9)      No
M-2 ............       5.400%        LIBOR + 0.420% (7)    LIBOR + 0.630% (7)             (8)            Actual/360 (9)      No
M-3 ............       5.420%        LIBOR + 0.440% (7)    LIBOR + 0.660% (7)             (8)            Actual/360 (9)      No
M-4 ............       5.580%        LIBOR + 0.600% (7)    LIBOR + 0.900% (7)             (8)            Actual/360 (9)      No
M-5 ............       5.600%        LIBOR + 0.620% (7)    LIBOR + 0.930% (7)             (8)            Actual/360 (9)      No
M-6 ............       5.640%        LIBOR + 0.660% (7)    LIBOR + 0.990% (7)             (8)            Actual/360 (9)      No
M-7 ............       6.530%        LIBOR + 1.550% (7)    LIBOR + 2.325% (7)             (8)            Actual/360 (9)      No
M-8 ............       6.730%        LIBOR + 1.750% (7)    LIBOR + 2.625% (7)             (8)            Actual/360 (9)      No
M-9 ............       6.730%        LIBOR + 1.750% (7)    LIBOR + 2.625% (7)             (8)            Actual/360 (9)      No
M-10 ...........       6.730%        LIBOR + 1.750% (7)    LIBOR + 2.625% (7)             (8)            Actual/360 (9)      No
Non-Offered
Certificates (8)
P ..............         N/A                      N/A           N/A(10)                   N/A                 N/A            No
C ..............         N/A                      N/A           N/A(10)                   N/A                 N/A            No
R ..............         N/A                      N/A           N/A(10)                   N/A                 N/A            No

(1)   Reflects the interest rate as of the closing date.

(2) Reflects the Pass-Through Rate calculation up to and including the earliest possible distribution date on which the servicer has the option to purchase the mortgage loans.

(3) Reflects the Pass-Through Rate calculation after the option to purchase the mortgage loans is not exercised by the servicer at the earliest possible distribution date.

(4) The pass-through rates on the MTA Certificates adjust monthly based on the level of one-year MTA, subject to the lesser of the related net rate cap and the related maximum net rate cap. MTA for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of MTA."

(5) The interest accrual period for any distribution date will be the prior calendar month.

(6) Interest will accrue at the rate described in this table on the basis of a 360-day year consisting of twelve 30-day months.

(7) The pass-through rates on the LIBOR Certificates adjust monthly based on the level of one-month LIBOR, subject to the related net rate cap and a maximum rate of 11.000%. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(8) The interest accrual period for any distribution date will be the period beginning on the preceding distribution date (or in the case of the first distribution date, on the closing date) and ending on the day immediately preceding that distribution date.

(9) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

(10) The Class P, Class C and Class R Certificates will not accrue any interest.

Designations

         Designation                         Class of Certificates
----------------------------   -------------------------------------------------
    Senior Certificates:       Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class
                               2-A-1B and Class 2-A-1C Certificates

 Super Senior Certificates:    Class 1-A-1A and
                               Class 2-A-1A Certificates

Senior Support Certificates:   Class 1-A-1B, Class 2-A-1B and Class 2-A-1C
                               Certificates

 Subordinated Certificates:    Class M-1, Class M-2, Class M-3,
                               Class M-4, Class M-5, Class M-6,
                               Class M-7, Class M-8, Class M-9 and Class M-10
                               Certificates

Group 1 Senior Certificates:   Class 1-A-1A and Class 1-A-1B Certificates

Group 2 Senior Certificates:   Class 2-A-1A, Class 2-A-1B and Class 2-A-1C
                               Certificates

     LIBOR Certificates:       Group 2 Senior Certificates and Subordinated
                               Certificates

      MTA Certificates:        Group 1 Senior Certificates

 Floating Rate Certificates:   LIBOR Certificates and MTA Certificates

    Offered Certificates:      Floating Rate Certificates

  Non-offered Certificates:    Class P, Class C and Class R Certificates

Distributions of principal and interest on the senior certificates will be based primarily on collections from the mortgage loans in the related loan group, as described in this free writing prospectus. Distributions of principal and interest on the subordinated certificates will be based on collections from the mortgage loans in each loan group, as described in this free writing prospectus.

The rights of the holders of the subordinated certificates to receive distributions of principal and interest will be subordinate to the rights of the holders of the senior certificates.

The Class C Certificates will be entitled to receive any monthly excess cashflow from the mortgage loans in loan group 1 and loan group 2 after required distributions are made to the senior and subordinated certificates.

The Class P Certificates will be entitled to receive prepayment charges paid by borrowers upon certain full or partial prepayment of the mortgage loans, to the extent the issuing entity is entitled to those prepayment charges. These amounts will not be available for distribution to other classes of certificates.

The Class C and Class P Certificates are not offered by this free writing prospectus.

Effect of negative amortization. If an increase in the mortgage index causes interest to accrue on a mortgage loan for a given month in excess of the minimum monthly payment due for that mortgage loan, the amount of that excess will be added to the outstanding principal balance of that mortgage loan in the form of deferred interest. For any distribution date, the excess, if any, of (i) the deferred interest with respect to the mortgage loans in a loan group for the calendar month prior to that distribution date, over (ii) the aggregate amount of prepayments received with respect to the mortgage loans in that loan group during the related prepayment period (referred to in this free writing prospectus as the "net deferred interest"), will be deducted from the interest distributions to the related certificates as described in this free writing prospectus. The amount deducted from the interest distributable to a class of certificates will be added to the class certificate balance of that class.

Record Date

The record date (x) for the LIBOR Certificates, so long as those certificates are book-entry, the business day immediately preceding a distribution date and
(y) for the MTA Certificates and any definitive certificates, the last business day of the month preceding the month of a distribution date.

Denominations

$25,000 and multiples of $1 in excess thereof.

Registration of Certificates

Offered Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution date is scheduled for May 25, 2006.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of certificates is shown in the table on page S-10. On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on its class certificate balance immediately prior to that distribution date, any interest carry forward amount and any net rate carryover due and any accrued interest on this amount.

The pass-through rates for each class of floating rate certificates will be limited by both a net rate cap and a maximum rate. The net rate cap for the group 1 senior certificates and the group 2 senior certificates is a limitation generally based on the weighted average mortgage rates of the related mortgage loans during the applicable due period, net of certain fees and expenses of the issuing entity, including the monthly premium due to the certificate insurer for the Class 1-A-1B Certificates (in the case of the group 1 senior certificates) and the Class 2-A-1C Certificates (in the case of the group 2 senior certificates). The net rate cap for the subordinated certificates is a limitation generally based on the weighted average of the weighted average of the related net rate caps for the group 1 senior certificates and the group 2 senior certificates.

The maximum rate for the MTA Certificates is equal to the weighted average of the net mortgage rates of the related mortgage loans, assuming that each mortgage loan is at its maximum rate and for the LIBOR Certificates is 11.000% per annum.

The amount of interest distributable on a distribution date with respect to a class of certificates will be reduced by the amount of net deferred interest on the related mortgage loans for that distribution date, as described under "Description of the Certificates - Interest" in this free writing prospectus.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the aggregate stated principal balance of the mortgage loans as of the first day of the prior month. The certificate guaranty insurance policy will not cover prepayment interest shortfalls.

For each class of certificates, any net rate carryover (which is interest due on a prior distribution date that was not paid on a prior distribution date due to the application of the net rate cap) will be payable from excess cashflow as and to the extent described in this free writing prospectus.

Principal Distributions

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the distribution of principal. The manner of distributing principal among the classes of certificates will depend on the priority of distributions, which will differ, as described in this free writing prospectus, depending on whether the distribution date is before or on or after the stepdown date and on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group basis and will be based on the "interest remittance amount" for the applicable loan group. The interest remittance amount for a loan group and any distribution date will generally consist of the following amounts, in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

o the interest portion of monthly payments on the mortgage loans in that loan group less the related expense fees;

o interest collected in connection with prepayments of the mortgage loans in that loan group;

o interest amounts advanced by the servicer with respect to the mortgage loans in that loan group;

o any compensating interest paid by the servicer related to prepayments of the mortgage loans in that loan group; and

o liquidation proceeds of the mortgage loans in that loan group (to the extent allocable to interest).

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts, in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

o the principal portion of monthly payments of the mortgage loans in that loan group;

o principal advances by the servicer with respect to the mortgage loans in that loan group;

o     prepayments on the mortgage loans in that loan group;

o the stated principal balance of any mortgage loans in that loan group repurchased or purchased by the seller or the servicer, as applicable;

o the difference, if any, between the stated principal balance of a substitute mortgage loan in that loan group and the related deleted mortgage loan; and

o liquidation proceeds of the mortgage loans in that loan group (to the extent allocable to principal).

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

o the servicing fee and additional servicing compensation due to the servicer;

o     the trustee fee due to the trustee;

o amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and trustee are entitled to be reimbursed;

o all prepayment charges (which are distributable only to the Class P Certificates); and

o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

These amounts will reduce the amount distributed to the certificateholders.

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan of 0.375% per annum (referred to as the servicing fee rate).

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Certificate Insurer Premium and Reimbursement of Amounts owed to the Certificate Insurer

The certificate insurer will receive a monthly premium on each distribution date equal to the sum of (a) 1/12th of the product of the Class 1-A-1B policy premium rate and the class certificate balance of the Class 1-A-1B Certificates (determined prior to giving effect to distributions on that date) and (b) 1/12th of the product of the Class 2-A-1C policy premium rate and the class certificate balance of the Class 2-A-1C Certificates (determined prior to giving effect to distributions on that date), plus unreimbursed insured payments and other amounts due the certificate insurer under the insurance agreement with accrued interest thereon.

Priority of Interest Distributions

In general, on any distribution date, the interest remittance amount will be distributed as follows:

first, the interest remittance amount related to each loan group will be distributed in the following priority:

o to the certificate insurer, the monthly premium related to the Class 1-A-1B Certificates, in the case of the interest remittance amount for loan group 1, and the Class 2-A-1C Certificates, in the case of the interest remittance amount for loan group 2;

o to the senior certificates related to that loan group, current interest and interest carry forward amounts, subject to the allocation set forth under "Description of the Certificates--Distributions of Interest--Interest Distribution Priorities;"

o to the certificate insurer, certain unreimbursed amounts owed to the certificate insurer under the pooling and servicing agreement and indemnification agreement, together with interest on that amount, in respect of the Class 1-A-1B Certificates, in the case of the interest remittance amount for loan group 1, and the Class 2-A-1C Certificates, in the case of the interest remittance amount for loan group 2;

second, the interest remittance amount for each loan group remaining undistributed, will be aggregated and distributed in the following priority:

o to the certificate insurer, the monthly premium related to the Class 1-A-1B and Class 2-A-1C Certificates, to the extent not paid on that distribution date pursuant to the first or third bullet point of priority "first" above;

o to the senior certificates, current interest due and any interest carry forward amount from previous months for each class for that distribution date to the extent not paid on that distribution date pursuant to the second bullet point of priority "first" above;

o to the certificate insurer, certain unreimbursed amounts owed to the certificate insurer under the pooling and servicing agreement and the indemnification agreement, together with interest on those amounts, in respect of the Class 1-A-1B and Class 2-A-1C Certificates, to the extent not paid on that distribution date pursuant to the first or third bullet point of priority "first" above or the first bullet point after "second" above;

o sequentially, in the order of their numerical class designations, to each class of subordinated certificates, current interest due and any interest carry forward amount from previous distributions dates for each class for that distribution date, subject to the allocations set forth under "Description of the Certificates--Distributions of Interest--Interest Distribution Priorities" in this free writing prospectus; and

o as part of the excess cashflow, as described under "Overcollateralization--Application of Excess Interest" below.

Priority of Principal Distributions

General

The manner of allocating principal distributions among the classes of certificates will differ, as described in this free writing prospectus, depending upon the occurrence of several different events or triggers:

      o whether a distribution date occurs before or on or after the "stepdown date," which is the later of (1) the distribution date in May 2009 and (2) the first distribution date on which the ratio of
            (a) the aggregate class certificate balance of the subordinated certificates plus any overcollateralized amount to (b) the aggregate stated principal balance of the mortgage loans equals or exceeds the applicable percentage specified in this free writing prospectus;

      o whether cumulative losses on the mortgage loans (in the aggregate) are higher than certain levels specified in this free writing prospectus (a "cumulative loss trigger event"); and

      o whether the rate of delinquencies of the mortgage loans (in the aggregate) over any three-month period is higher than certain levels set forth in this free writing prospectus (a "delinquency trigger event").

A "trigger event" will have occurred if on any distribution date either (i) a cumulative loss trigger event or (ii) a delinquency trigger event is in effect for that distribution date.

Distributions of principal to the classes of floating rate certificates are based on the "principal distribution amount," which is, generally, for any distribution date and either loan group, the amount of principal collected or advanced by the servicer on the mortgage loans in that loan group during the related due period, including any net prepayments collected during the related prepayment period, plus other amounts collected or recovered (such as insurance proceeds) which are allocated to principal, but minus certain costs reimbursable to the trustee and the servicer and minus any overcollateralization release amount for such distribution date.

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under "Description of the Certificates -- Distributions -- Distributions of Principal Distribution Amount for Loan Group 1" and "-- Distributions of Principal Distribution Amount for Loan Group 2" in this free writing prospectus.

Priority of Principal Distributions

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following order, until the aggregate class certificate balance of the certificates is reduced to the target amount for that distribution date:

      o     concurrently:

      1) from the principal distribution amount for loan group 1, in the following priority:

            a) concurrently, to the classes of the group 1 senior certificates, pro rata, until their respective class certificate balances are reduced to zero; and

            b) concurrently, to the classes of group 2 senior certificates, pro rata, until their respective class certificate balances are reduced to zero; and

      2) from the principal distribution amount for loan group 2 in the following priority:

            a) concurrently, to the classes of group 2 senior certificates, pro rata, until their respective class certificate balances are reduced to zero; and

            b) concurrently, to the classes of group 1 senior certificates, pro rata, until their respective class certificate balances are reduced to zero;

      3) to the certificate insurer, any unreimbursed amounts owed to the certificate insurer under the pooling and servicing agreement or the indemnification agreement;

      4) from the remaining principal distribution amount from both loan groups, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

      5)    as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount will be distributed in the following priority:

o     concurrently:

      1) from the principal distribution amount for loan group 1, concurrently, to the classes of group 1 senior certificates, pro rata, until the group 1 senior certificates have been paid to meet certain credit enhancement targets;

      2) from the principal distribution amount for loan group 2, concurrently, to the classes of group 2 senior certificates, pro rata, until the group 2 senior certificates have been paid to meet certain credit enhancement targets;

      3) from the remaining principal distribution amount from both loan groups, any unreimbursed amounts owed to the certificate insurer under the pooling and servicing agreement or the indemnification agreement;

      4) from the remaining principal distribution amount from both loan groups, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, until each such class has been paid to meet certain credit enhancement targets; and

      5)    as part of the excess cashflow.

Limited Recourse

The only source of funds available for interest and principal distributions on the certificates will be the assets of the issuing entity. The issuing entity will have no source of funds other than (x) collections and recoveries of the mortgage loans through insurance or otherwise and (y) a certificate guaranty insurance policy issued by XL Capital Assurance Inc. for the benefit of the Class 1-A-1B and Class 2-A-1C Certificates (subject to the terms summarized in this free writing prospectus). No other entity will be required or expected to make any distributions on the certificates.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates following the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Required Repurchases or Substitutions of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan as further described in this free writing prospectus under "Description of the Certificates--Representations and Warranties Relating to Mortgage Loans" and "--Delivery of Mortgage Loan Documents."

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the certificates consists solely of excess interest, overcollateralization, subordination, loss allocation features, limited cross-collateralization, and, with respect to the Class 1-A-1B and Class 2-A-1C Certificates only, the certificate guaranty insurance policy.

Overcollateralization

On the closing date, the aggregate stated principal balance of the mortgage loans is expected to exceed the aggregate class certificate balance of the certificates by approximately $15,914,207, which represents approximately 0.85% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Excess Interest

The mortgage loans in each loan group are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the related classes of certificates, plus the weighted average expense fee rate and certificate insurer premiums. The "expense fee rate" is the sum of the servicing fee rate and the trustee fee rate. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the certificates, the trust expenses and the premium for the certificate guaranty insurance policy, will be used to reduce the aggregate class certificate balance of the certificates, until the required level of overcollateralization has been achieved and to maintain the required level, once they have been met.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the related certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Application of Excess Cashflow

The amount of any excess interest, together with certain amounts of the principal distribution amount not paid to the certificates on any distribution date, will be applied as "excess cashflow" in order to pay principal on the certificates, to pay unpaid realized loss amounts, to pay net rate carryover amounts and to make other payments as described in this free writing prospectus.

Any excess cashflow will be distributed on each distribution date in the following order of priority:

o to the certificates, as principal, generally in accordance with the priorities summarized under "Priority of Principal Distributions" above;

o to the certificate insurer, any unreimbursed amounts owed to the certificate insurer under the pooling and servicing agreement or the indemnification agreement;

o first, to the classes of senior certificates, pro rata by unpaid realized loss amount, and second, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the unpaid realized loss amount for each such class;

o first, to the classes of senior certificates, pro rata based on their respective unpaid net rate carryover amounts to the extent needed to pay any unpaid net rate carryover for each such class; and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, to pay any unpaid net rate carryover for each such class; and

o to the Class C and Class R Certificates, as specified in the pooling and servicing agreement.

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal. The senior certificates will have a distribution priority over the subordinated certificates. Among the classes of subordinated certificates offered by this free writing prospectus, the Class M-1 Certificates will have the highest distribution priority.

Allocation of Losses

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans (to the extent that those losses exceed any monthly excess cashflow and any overcollateralization) among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority before realized losses on the mortgage loans are allocated to the senior certificates. If the applicable subordination is insufficient to absorb losses, then (x) additional losses on the mortgage loans in loan group 1 will reduce the class certificate balances of the Class 1-A-1B and Class 1-A-1A Certificates, in that order; provided, that any losses allocated to the Class 1-A-1B Certificates will be reimbursed by the certificate guaranty insurance policy to the extent described in this free writing prospectus; and (y) additional losses on the mortgage loans in loan group 2 will reduce the class certificate balances of the Class 2-A-1C, Class 2-A-1B and Class 2-A-1A Certificates, in that order; provided, that any losses allocated to the Class 2-A-1C Certificates will be reimbursed by the certificate guaranty insurance policy to the extent described in this free writing prospectus.

Limited Cross-Collateralization

In certain limited circumstances, principal and interest collected from one of the loan groups may be used to pay principal or interest, or both, to the certificates unrelated to that loan group.

Certificate Guaranty Insurance Policy

The Class 1-A-1B and Class 2-A-1C Certificates have the benefit of a certificate guaranty insurance policy, called the "policy," pursuant to which XL Capital Assurance Inc. will unconditionally and irrevocably guarantee certain payments on the Class 1-A-1B and Class 2-A-1C Certificates on each distribution date subject to certain terms and conditions set forth in the certificate guaranty insurance policy. The certificate guaranty insurance policy will not cover any class of certificates other than the Class 1-A-1B and Class 2-A-1C Certificates.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the carryover reserve fund) will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class R Certificate, will represent the regular interests in the Master REMIC. The rights of the Floating Rate Certificates to receive payments of net rate carryover will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation Section 1.860G-2(i). The Class R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

ERISA Considerations

The offered certificates may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or
Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The other classes of Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                                THE MORTGAGE POOL

                                  Loan Group 1

                Mortgage Rates for the Group 1 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                                  Outstanding
                                  Number of       Aggregate          of the
                                   Group 1        Principal         Group 1
      Range of Mortgage            Mortgage        Balance          Mortgage
          Rates (%)                 Loans        Outstanding         Loans
--------------------------------------------------------------------------------
0.751 - 1.000..................        20     $   5,375,690.00        0.61%
1.001 - 1.250..................       672       174,945,734.73       19.84
1.251 - 1.500..................       149        34,905,145.00        3.96
1.501 - 1.750..................       207        57,683,319.00        6.54
1.751 - 2.000..................        82        23,125,594.00        2.62
2.001 - 2.250..................       497       122,961,597.28       13.95
2.251 - 2.500..................       250        61,759,924.00        7.00
2.501 - 2.750..................        72        19,254,408.00        2.18
2.751 - 3.000..................        30         8,045,241.00        0.91
3.001 - 3.250..................        34         8,178,099.99        0.93
3.251 - 3.500..................        19         4,765,625.00        0.54
3.501 - 3.750..................         9         1,853,850.00        0.21
3.751 - 4.000..................         1            96,300.00        0.01
5.751 - 6.000..................         1           304,300.63        0.03
6.001 - 6.250..................         5         1,836,995.61        0.21
6.251 - 6.500..................        16         4,361,231.61        0.49
6.501 - 6.750..................        54        14,538,950.61        1.65
6.751 - 7.000..................       145        38,711,524.30        4.39
7.001 - 7.250..................       225        59,147,301.28        6.71
7.251 - 7.500..................       542       152,618,478.23       17.31
7.501 - 7.750..................       157        42,814,747.62        4.86
7.751 - 8.000..................        61        17,844,728.47        2.02
8.001 - 8.250..................        38        10,815,943.09        1.23
8.251 - 8.500..................        55        15,444,518.15        1.75
9.251 - 9.388..................         1           297,621.13        0.03
                                  ----------------------------------------------
      Total:                        3,342     $ 881,686,868.73      100.00%
                                  ==============================================

----------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans was approximately 4.076%.

          Current Principal Balances for the Group 1 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                                  Outstanding
                                  Number of       Aggregate          of the
                                   Group 1        Principal         Group 1
        Range of Current           Mortgage        Balance          Mortgage
     Principal Balances ($)         Loans        Outstanding         Loans
--------------------------------------------------------------------------------
49,018.01 - 50,000.00..........         2     $      99,018.42        0.01%
50,000.01 - 100,000.00.........        88         7,247,489.27        0.82
100,000.01 - 150,000.00........       307        39,929,666.17        4.53
150,000.01 - 200,000.00........       537        95,996,491.34       10.89
200,000.01 - 250,000.00........       584       132,477,523.36       15.03
250,000.01 - 300,000.00........       645       178,298,723.56       20.22
300,000.01 - 350,000.00........       513       166,857,642.43       18.92
350,000.01 - 400,000.00........       480       180,776,103.50       20.50
400,000.01 - 450,000.00........       154        63,347,352.78        7.18
450,000.01 - 500,000.00........        16         7,658,491.79        0.87
500,000.01 - 550,000.00........         9         4,640,105.24        0.53
550,000.01 - 600,000.00........         1           563,300.00        0.06
600,000.01 - 650,000.00........         5         3,101,210.87        0.35
650,000.01 - 693,750.00........         1           693,750.00        0.08
                                  ----------------------------------------------
      Total:                        3,342     $ 881,686,868.73      100.00%
                                  ==============================================

----------
(1) As of the Cut-off Date, the average principal balance of the Group 1 Mortgage Loans was approximately $263,820.

        Original Loan-to-Value Ratios for the Group 1 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                                  Outstanding
                                  Number of       Aggregate          of the
       Range of Original           Group 1        Principal         Group 1
         Loan-To-Value             Mortgage        Balance          Mortgage
           Ratios (%)               Loans        Outstanding         Loans
--------------------------------------------------------------------------------
0.001 - 50.000.................       353     $  70,616,183.45        8.01%
50.001 - 60.000................       330        84,405,015.90        9.57
60.001 - 70.000................       702       183,189,729.73       20.78
70.001 - 75.000................       718       203,847,418.43       23.12
75.001 - 80.000................     1,149       316,621,205.47       35.91
80.001 - 85.000................        12         3,051,362.46        0.35
85.001 - 90.000................        59        14,892,827.45        1.69
90.001 - 95.000................        19         5,063,125.84        0.57
                                  ----------------------------------------------
      Total:                        3,342      $881,686,868.73      100.00%
                                  ==============================================

----------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans was approximately 70.44%.

          Original Term to Maturity for the Group 1 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                                  Outstanding
                                  Number of       Aggregate          of the
                                   Group 1        Principal         Group 1
        Original Term to           Mortgage        Balance          Mortgage
       Maturity (Months)            Loans        Outstanding         Loans
--------------------------------------------------------------------------------
360............................     2,825     $ 743,100,741.66       84.28%
480............................       517       138,586,127.07       15.72
                                  ----------------------------------------------
      Total:                        3,342     $ 881,686,868.73      100.00%
                                  ==============================================

(1) As of the Cut-off Date, the weighted average original term to maturity of the Group 1 Mortgage Loans was approximately 379 months.

      Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                                  Outstanding
                                  Number of       Aggregate          of the
        Remaining Terms            Group 1        Principal         Group 1
               to                  Mortgage        Balance          Mortgage
       Maturity (Months)            Loans        Outstanding         Loans
--------------------------------------------------------------------------------
351............................         4     $   1,214,802.75        0.14%
352............................         5         1,553,988.15        0.18
353............................         8         1,933,606.83        0.22
354............................        14         3,379,081.02        0.38
355............................        46        11,781,618.98        1.34
356............................       156        45,490,877.20        5.16
357............................       160        45,468,714.23        5.16
358............................       350        97,238,358.26       11.03
359............................       472       127,824,847.24       14.50
360............................     1,610       407,214,847.00       46.19
473............................         2           731,674.56        0.08
474............................         3           831,047.93        0.09
475............................         7         1,932,205.26        0.22
476............................         6         1,506,335.56        0.17
477............................         6         1,716,315.03        0.19
478............................         6         1,196,370.75        0.14
479............................        55        14,936,496.98        1.69
480............................       432       115,735,681.00       13.13
                                  ----------------------------------------------
     Total:                         3,342     $ 881,686,868.73      100.00%
                                  ==============================================

----------
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Group 1 Mortgage Loans was approximately 378 months.

                    Geographic Distribution of the Mortgaged
                    Properties for the Group 1 Mortgage Loans
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                                  Outstanding
                                  Number of       Aggregate          of the
                                   Group 1        Principal         Group 1
                                   Mortgage        Balance          Mortgage
        Geographic Area             Loans        Outstanding         Loans
--------------------------------------------------------------------------------
Alabama .......................         5     $     668,174.50        0.08%
Alaska ........................         4         1,005,612.04        0.11
Arizona .......................       126        29,342,568.11        3.33
Arkansas ......................         1           124,000.00        0.01
California ....................     1,441       426,985,944.08       48.43
Colorado ......................        54        11,631,852.03        1.32
Connecticut ...................        39         9,506,960.39        1.08
Delaware ......................        11         2,574,630.47        0.29
District Of Columbia ..........         9         2,349,927.19        0.27
Florida .......................       389        83,519,988.81        9.47
Georgia .......................        48         8,977,009.93        1.02
Hawaii ........................        38        15,118,363.15        1.71
Idaho .........................         6           826,457.95        0.09
Illinois ......................        52        12,716,529.59        1.44
Indiana .......................         5           888,321.85        0.10
Kansas ........................         1           117,000.00        0.01
Kentucky ......................         3           456,071.05        0.05
Louisiana .....................         2           343,700.00        0.04
Maine .........................         9         1,755,180.02        0.20
Maryland ......................       132        32,409,848.13        3.68
Massachusetts .................        69        18,590,569.71        2.11
Michigan ......................        45         8,400,982.99        0.95
Minnesota .....................        25         5,509,902.31        0.62
Mississippi ...................         1           340,000.00        0.04
Missouri ......................        12         1,928,103.59        0.22
Montana .......................         1           220,000.00        0.02
Nebraska ......................         1           113,336.75        0.01
Nevada ........................       110        26,174,191.80        2.97
New Hampshire .................         4         1,072,625.13        0.12
New Jersey ....................       194        50,734,218.87        5.75
New Mexico ....................         9         1,735,387.64        0.20
New York ......................       122        37,358,073.36        4.24
North Carolina ................        14         3,148,252.16        0.36
Ohio ..........................        16         2,743,765.44        0.31
Oklahoma ......................         2           248,734.90        0.03
Oregon ........................        24         5,386,607.53        0.61
Pennsylvania ..................        40         8,039,624.57        0.91
Rhode Island ..................         9         2,318,980.14        0.26
South Carolina ................         5         1,076,861.49        0.12
South Dakota ..................         4           320,597.49        0.04
Tennessee .....................         4         1,035,820.89        0.12
Texas .........................        15         2,630,628.92        0.30
Utah ..........................        14         2,426,397.04        0.28
Virginia ......................       161        43,777,973.59        4.97
Washington ....................        55        13,008,546.05        1.48
West Virginia .................         1           379,129.47        0.04
Wisconsin .....................        10         1,649,417.61        0.19
                                  ----------------------------------------------
     Total:                         3,342     $ 881,686,868.73      100.00%
                                  ==============================================

                             Mortgagors' FICO Credit
                    Scores for the Group 1 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                                  Outstanding
                                  Number of       Aggregate          of the
                                   Group 1        Principal         Group 1
         Range of FICO             Mortgage        Balance          Mortgage
         Credit Scores              Loans        Outstanding         Loans
--------------------------------------------------------------------------------
620............................        13     $   3,748,266.99        0.43%
621 - 640......................       247        68,967,878.68        7.82
641 - 660......................       349        94,495,741.15       10.72
661 - 680......................       640       172,155,168.30       19.53
681 - 700......................       551       147,674,120.75       16.75
701 - 720......................       453       117,172,419.70       13.29
721 - 740......................       354        94,590,717.30       10.73
741 - 760......................       307        77,362,948.61        8.77
761 - 780......................       216        53,890,454.21        6.11
781 - 800......................       157        39,465,757.74        4.48
801 - 819......................        55        12,163,395.30        1.38
                                  ----------------------------------------------
     Total:                         3,342     $ 881,686,868.73      100.00%
                                  ==============================================

----------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Group 1 Mortgage Loans was approximately 700.

          Types of Mortgaged Properties for the Group 1 Mortgage Loans
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                                  Outstanding
                                  Number of       Aggregate          of the
                                   Group 1        Principal         Group 1
                                   Mortgage        Balance          Mortgage
         Property Type              Loans        Outstanding         Loans
--------------------------------------------------------------------------------
Single Family Residence .......     2,338     $ 610,914,092.74       69.29%
Planned Unit
Development (PUD) .............       512       134,869,471.86       15.30
Condominium ...................       276        67,512,029.63        7.66
Two- to Four-Family
Residence .....................       185        60,372,171.36        6.85
Townhouse .....................        31         8,019,103.14        0.91
                                  ----------------------------------------------
     Total:                         3,342     $ 881,686,868.73      100.00%
                                  ==============================================

                      Purpose of the Group 1 Mortgage Loans
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                                  Outstanding
                                  Number of       Aggregate          of the
                                   Group 1        Principal         Group 1
                                   Mortgage        Balance          Mortgage
          Loan Purpose              Loans        Outstanding         Loans
--------------------------------------------------------------------------------
Cash Out Refinance ............     2,531     $ 674,098,046.64       76.46%
Rate/Term Refinance ...........       628       166,223,016.72       18.85
Purchase ......................       183        41,365,805.37        4.69
                                  ----------------------------------------------
     Total:                         3,342     $ 881,686,868.73      100.00%
                                  ==============================================

               Occupancy Types for the Group 1 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                                  Outstanding
                                  Number of       Aggregate          of the
                                   Group 1        Principal         Group 1
                                   Mortgage        Balance          Mortgage
         Occupancy Type             Loans        Outstanding         Loans
--------------------------------------------------------------------------------
Primary Home ..................     3,022     $ 807,598,166.73       91.60%
Investment ....................       246        56,067,911.94        6.36
Second Home ...................        74        18,020,790.06        2.04
                                  ----------------------------------------------
     Total:                         3,342     $ 881,686,868.73      100.00%
                                  ==============================================
----------
(1) Based upon representations of the related mortgagors at the time of origination.

              Documentation Programs of the Group 1 Mortgage Loans
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                                  Outstanding
                                  Number of       Aggregate          of the
            Type of                Group 1        Principal         Group 1
         Documentation             Mortgage        Balance          Mortgage
            Program                 Loans        Outstanding         Loans
--------------------------------------------------------------------------------
Full/Alternate ................       355     $  78,802,913.83        8.94%
FastForward ...................        41         8,629,258.00        0.98
Stated Income .................     1,834       502,947,438.87       57.04
No Ratio ......................        26         8,111,679.57        0.92
No Income/No Asset ............     1,054       274,018,309.76       31.08
No Doc ........................        32         9,177,268.70        1.04
                                  ----------------------------------------------
     Total:                         3,342     $ 881,686,868.73      100.00%
                                  ==============================================

                   Loan Ages of the Group 1 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                                  Outstanding
                                  Number of       Aggregate          of the
                                   Group 1        Principal         Group 1
                                   Mortgage        Balance          Mortgage
       Loan Age (months)            Loans        Outstanding         Loans
--------------------------------------------------------------------------------
0..............................     2,042     $ 522,950,528.00       59.31%
1..............................       527       142,761,344.22       16.19
2..............................       356        98,434,729.01       11.16
3..............................       166        47,185,029.26        5.35
4..............................       162        46,997,212.76        5.33
5..............................        53        13,713,824.24        1.56
6..............................        17         4,210,128.95        0.48
7..............................        10         2,665,281.39        0.30
8..............................         5         1,553,988.15        0.18
9..............................         4         1,214,802.75        0.14
                                  ----------------------------------------------
     Total:                         3,342     $ 881,686,868.73      100.00%
                                  ==============================================

----------
(1) As of the Cut-off Date, the weighted average loan age of the Group 1 Mortgage Loans was approximately 1 month.

                   Prepayment Charge Term (months) and Types
                         of the Group 1 Mortgage Loans
--------------------------------------------------------------------------------
                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                                     Outstanding
                                      Number of       Aggregate         of the
         Prepayment Charge             Group 1        Principal        Group 1
           Term (months)               Mortgage        Balance         Mortgage
             and Type                   Loans        Outstanding        Loans
--------------------------------------------------------------------------------
36 Months-Hard Prepayment .........     2,673     $ 698,625,578.45      79.24%
12 Months-Hard Prepayment .........       237        68,802,682.86       7.80
0 Months ..........................       242        64,037,877.73       7.26
24 Months-Hard Prepayment .........       104        28,225,480.19       3.20
36 Months-Soft Prepayment .........        72        17,941,571.76       2.03
12 Months-Soft Prepayment .........        14         4,053,677.74       0.46
                                      ------------------------------------------
   Total:                               3,342     $ 881,686,868.73     100.00%
                                      ==========================================

                 Gross Margins of the Group 1 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                                     Outstanding
                                      Number of       Aggregate         of the
                                       Group 1        Principal        Group 1
          Range of Gross              Mortgage         Balance         Mortgage
            Margins (%)                 Loans        Outstanding        Loans
--------------------------------------------------------------------------------
1.501 - 2.000 .....................         1     $     320,000.00       0.04%
2.001 - 2.500 .....................        38         9,837,540.86       1.12
2.501 - 3.000 .....................       391       101,614,620.09      11.53
3.001 - 3.500 .....................     1,889       490,566,891.67      55.64
3.501 - 4.000 .....................       904       244,750,115.72      27.76
4.001 - 4.500 .....................       118        34,300,079.26       3.89
5.001 - 5.500 .....................         1           297,621.13       0.03
                                      ------------------------------------------
   Total:                               3,342     $ 881,686,868.73     100.00%
                                      ==========================================

----------
(1) As of the Cut-off Date, the weighted average gross margin of the Group 1 Mortgage Loans was approximately 3.412% per annum.

            Maximum Mortgage Rates of the Group 1 Mortgage Loans(1)
--------------------------------------------------------------------------------
                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                                     Outstanding
                                      Number of       Aggregate         of the
             Maximum                   Group 1        Principal        Group 1
            Mortgage                   Mortgage        Balance         Mortgage
            Rates (%)                   Loans        Outstanding        Loans
--------------------------------------------------------------------------------
7.450 - 7.500 .....................         2     $     630,000.00       0.07%
7.501 - 8.000 .....................         3         1,216,386.80       0.14
8.001 - 8.500 .....................         1           171,000.00       0.02
8.501 - 9.000 .....................         2           484,552.59       0.05
9.001 - 9.500 .....................         3           693,778.50       0.08
9.501 - 10.000 ....................     3,204       842,095,423.23      95.51
10.001 - 10.500 ...................        19         5,559,340.61       0.63
10.501 - 11.000 ...................        12         3,802,886.96       0.43
11.001 - 11.500 ...................        11         2,610,779.14       0.30
11.501 - 12.000 ...................        49        13,508,617.97       1.53
12.001 - 12.500 ...................        34        10,317,407.56       1.17
13.001 - 13.500 ...................         1           218,000.00       0.02
14.501 - 14.825 ...................         1           378,695.37       0.04
                                      ------------------------------------------
   Total:                               3,342     $ 881,686,868.73     100.00%
                                      ==========================================

----------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 1 Mortgage Loans was approximately 10.021% per annum.

            Negative Amortization Limit of the Group 1 Mortgage Loans
--------------------------------------------------------------------------------
                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                                     Outstanding
                                      Number of       Aggregate         of the
            Negative                   Group 1        Principal        Group 1
          Amortization                 Mortgage        Balance         Mortgage
            Limit (%)                   Loans        Outstanding        Loans
--------------------------------------------------------------------------------
110 ...............................     2,767     $ 718,128,756.70      81.45%
115 ...............................       575       163,558,112.03      18.55
                                      ------------------------------------------
   Total:                               3,342     $ 881,686,868.73     100.00%
                                      ==========================================

             Next Rate Adjustment Date of the Group 1 Mortgage Loans
--------------------------------------------------------------------------------
                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                                     Outstanding
                                      Number of       Aggregate         of the
            Next Rate                  Group 1        Principal        Group 1
           Adjustment                  Mortgage        Balance         Mortgage
              Date                      Loans        Outstanding        Loans
--------------------------------------------------------------------------------
May 2006 ..........................     3,216     $ 850,360,150.73      96.45%
June 2006 .........................       126        31,326,718.00       3.55
                                      ------------------------------------------
   Total:                               3,342     $ 881,686,868.73     100.00%
                                      ==========================================

           Next Payment Adjustment Date of the Group 1 Mortgage Loans
--------------------------------------------------------------------------------
                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                                     Outstanding
                                      Number of       Aggregate         of the
          Next Payment                 Group 1        Principal        Group 1
           Adjustment                  Mortgage        Balance         Mortgage
              Date                      Loans        Outstanding        Loans
--------------------------------------------------------------------------------
August 2006 .......................         4     $   1,214,802.75       0.14%
September 2006 ....................         4         1,365,060.39       0.15
October 2006 ......................         9         2,259,534.91       0.26
November 2006 .....................        16         4,033,125.50       0.46
December 2006 .....................        52        13,554,229.75       1.54
January 2007 ......................       161        46,771,999.44       5.30
February 2007 .....................       155        44,630,992.81       5.06
March 2007 ........................       343        95,195,585.64      10.80
April 2007 ........................       419       115,773,964.87      13.13
May 2007 ..........................     1,211       316,727,912.73      35.92
June 2007 .........................        88        21,087,698.00       2.39
September 2010 ....................         1           188,927.76       0.02
October 2010 ......................         1           405,746.48       0.05
November 2010 .....................         1           177,003.45       0.02
December 2010 .....................         1           159,594.49       0.02
January 2011 ......................         1           225,213.32       0.03
February 2011 .....................        11         2,554,036.45       0.29
March 2011 ........................        13         3,239,143.37       0.37
April 2011 ........................       108        26,987,379.35       3.06
May 2011 ..........................       705       174,895,897.27      19.84
June 2011 .........................        38        10,239,020.00       1.16
                                      ------------------------------------------
   Total:                               3,342     $ 881,686,868.73     100.00%
                                      ==========================================

           Initial Fixed Payment Period of the Group 1 Mortgage Loans
--------------------------------------------------------------------------------
                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                                     Outstanding
                                      Number of       Aggregate         of the
           Initial Fixed               Group 1        Principal        Group 1
          Payment Period               Mortgage        Balance         Mortgage
             (months)                   Loans        Outstanding        Loans
--------------------------------------------------------------------------------
12 ................................     2,462     $ 662,614,906.79      75.15%
60 ................................       880       219,071,961.94      24.85
                                      ------------------------------------------
   Total:                               3,342     $ 881,686,868.73     100.00%
                                      ==========================================

                                  Loan Group 2

                Mortgage Rates for the Group 2 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                                     Outstanding
                                      Number of       Aggregate         of the
                                       Group 2        Principal        Group 2
         Range of Mortgage             Mortgage        Balance         Mortgage
             Rates (%)                  Loans        Outstanding        Loans
--------------------------------------------------------------------------------
0.751 - 1.000 .....................        17     $   8,447,203.78       0.85%
1.001 - 1.250 .....................       301       143,804,865.00      14.52
1.251 - 1.500 .....................       133        67,044,469.00       6.77
1.501 - 1.750 .....................       162        83,819,922.00       8.46
1.751 - 2.000 .....................        38        18,697,340.00       1.89
2.001 - 2.250 .....................       142        67,528,209.00       6.82
2.251 - 2.500 .....................        95        46,213,822.00       4.67
2.501 - 2.750 .....................        37        17,111,340.00       1.73
2.751 - 3.000 .....................        12         4,460,453.00       0.45
3.001 - 3.250 .....................        15         4,785,626.00       0.48
3.251 - 3.500 .....................         8         2,865,799.00       0.29
3.501 - 3.750 .....................         2         1,250,000.00       0.13
5.751 - 6.000 .....................         1           297,716.41       0.03
6.001 - 6.250 .....................         9         4,507,648.70       0.46
6.251 - 6.500 .....................        18        10,505,948.06       1.06
6.501 - 6.750 .....................        68        37,671,045.97       3.80
6.751 - 7.000 .....................       148        76,725,789.29       7.75
7.001 - 7.250 .....................       181        90,594,066.15       9.15
7.251 - 7.500 .....................       364       186,558,364.16      18.83
7.501 - 7.750 .....................        87        41,280,680.72       4.17
7.751 - 8.000 .....................        53        29,529,057.29       2.98
8.001 - 8.250 .....................        32        18,039,452.80       1.82
8.251 - 8.388 .....................        56        28,822,519.81       2.91
                                      ------------------------------------------
   Total:                               1,979     $ 990,561,338.14     100.00%
                                      ==========================================

----------
(1) As of the Cut-off Date, the weighted average mortgage rate of the Group 2 Mortgage Loans was approximately 4.679%.

          Current Principal Balances for the Group 2 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                                     Outstanding
                                      Number of       Aggregate         of the
                                       Group 2        Principal        Group 2
     Range of Current Principal        Mortgage        Balance         Mortgage
            Balances ($)                Loans        Outstanding        Loans
--------------------------------------------------------------------------------
100,648.00 - 150,000.00 ...........        24     $   3,088,245.57       0.31%
150,000.01 - 200,000.00 ...........        53         9,612,407.18       0.97
200,000.01 - 250,000.00 ...........        69        15,391,785.61       1.55
250,000.01 - 300,000.00 ...........        97        26,844,443.01       2.71
300,000.01 - 350,000.00 ...........        97        31,494,550.94       3.18
350,000.01 - 400,000.00 ...........        98        36,930,785.43       3.73
400,000.01 - 450,000.00 ...........       317       136,963,969.09      13.83
450,000.01 - 500,000.00 ...........       389       185,087,195.16      18.69
500,000.01 - 550,000.00 ...........       218       114,100,361.50      11.52
550,000.01 - 600,000.00 ...........       184       105,884,828.30      10.69
600,000.01 - 650,000.00 ...........       170       107,444,292.06      10.85
650,000.01 - 700,000.00 ...........        68        45,353,465.53       4.58
700,000.01 - 750,000.00 ...........        49        35,730,065.14       3.61
750,000.01 - 800,000.00 ...........        31        23,938,403.85       2.42
800,000.01 - 850,000.00 ...........        24        19,927,193.48       2.01
850,000.01 - 900,000.00 ...........        19        16,678,683.42       1.68
900,000.01 - 950,000.00 ...........        15        13,887,630.88       1.40
950,000.01 - 1,000,000.00 .........        26        25,619,084.51       2.59
1,000,000.01 - 1,250,000.00 .......        23        24,831,376.14       2.51
1,250,000.01 - 1,500,000.00 .......         4         5,732,756.91       0.58
1,500,000.01 - 1,512,658.00 .......         4         6,019,814.43       0.61
                                      ------------------------------------------
   Total:                               1,979     $ 990,561,338.14     100.00%
                                      ==========================================

----------
(1) As of the Cut-off Date, the average principal balance of the Group 2 Mortgage Loans was approximately $500,536.

        Original Loan-to-Value Ratios for the Group 2 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                                     Outstanding
                                      Number of       Aggregate         of the
           Range of Original           Group 2        Principal        Group 2
             Loan-To-Value             Mortgage        Balance         Mortgage
               Ratios (%)               Loans        Outstanding        Loans
--------------------------------------------------------------------------------
0.000 - 50.000 ....................        34     $  20,164,563.56       2.04%
50.001 - 60.000 ...................        77        42,127,141.26       4.25
60.001 - 70.000 ...................       258       150,616,035.62      15.21
70.001 - 75.000 ...................       341       196,236,883.40      19.81
75.001 - 80.000 ...................     1,193       555,002,872.61      56.03
80.001 - 85.000 ...................         7         2,895,524.09       0.29
85.001 - 90.000 ...................        38        14,941,853.14       1.51
90.001 - 95.000 ...................        31         8,576,464.46       0.87
                                      ------------------------------------------
   Total:                               1,979     $ 990,561,338.14     100.00%
                                      ==========================================
----------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 2 Mortgage Loans was approximately 75.10%.

          Original Term to Maturity for the Group 2 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                                     Outstanding
                                      Number of       Aggregate         of the
                                       Group 2        Principal        Group 2
           Original Term to            Mortgage        Balance         Mortgage
           Maturity (Months)            Loans        Outstanding        Loans
--------------------------------------------------------------------------------
360 ...............................     1,645     $ 822,459,247.30      83.03%
480 ...............................       334       168,102,090.84      16.97
                                      ------------------------------------------
   Total:                               1,979     $ 990,561,338.14     100.00%
                                      ==========================================

(1) As of the Cut-off Date, the weighted average original term to maturity of the Group 2 Mortgage Loans was approximately 380 months.

      Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                                     Outstanding
                                      Number of       Aggregate         of the
                                       Group 2        Principal        Group 2
          Remaining Terms to           Mortgage        Balance         Mortgage
           Maturity (Months)            Loans        Outstanding        Loans
--------------------------------------------------------------------------------
349 ...............................         1     $     456,473.29       0.05%
350 ...............................         1         1,512,657.96       0.15
351 ...............................         1         1,011,925.77       0.10
352 ...............................         3         1,587,370.04       0.16
353 ...............................         7         3,638,470.47       0.37
354 ...............................        15         7,181,485.04       0.72
355 ...............................        65        33,422,836.74       3.37
356 ...............................       144        73,356,322.76       7.41
357 ...............................       153        80,157,171.81       8.09
358 ...............................       279       146,529,139.78      14.79
359 ...............................       276       138,757,574.64      14.01
360 ...............................       700       334,847,819.00      33.80
472 ...............................         1           467,780.53       0.05
473 ...............................         1           508,164.52       0.05
474 ...............................         2         1,442,872.14       0.15
475 ...............................         6         2,525,756.61       0.25
476 ...............................         7         3,764,287.72       0.38
477 ...............................         6         3,158,249.10       0.32
478 ...............................         6         3,227,508.11       0.33
479 ...............................        43        21,826,242.33       2.20
480 ...............................       262       131,181,229.78      13.24
                                      ------------------------------------------
   Total:                               1,979     $ 990,561,338.14     100.00%
                                      ==========================================

----------
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Group 2 Mortgage Loans was approximately 379 months.

                    Geographic Distribution of the Mortgaged
                    Properties for the Group 2 Mortgage Loans
--------------------------------------------------------------------------------

                                                                       Percent
                                                                         of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                                     Outstanding
                                      Number of       Aggregate         of the
                                       Group 2        Principal        Group 2
                                       Mortgage        Balance        Mortgage
         Geographic Area                Loans        Outstanding        Loans
--------------------------------------------------------------------------------
Alabama ...........................         1     $     186,000.00       0.02%
Alaska ............................         2           624,831.63       0.06
Arizona ...........................        55        24,914,526.89       2.52
California ........................     1,221       643,464,742.51      64.96
Colorado ..........................        18         8,009,126.81       0.81
Connecticut .......................        14         8,381,292.55       0.85
Delaware ..........................         1           523,300.00       0.05
Florida ...........................       199        82,725,514.69       8.35
Georgia ...........................        23         8,570,572.84       0.87
Hawaii ............................         7         5,402,370.47       0.55
Idaho .............................         2         1,153,877.17       0.12
Illinois ..........................        15         6,341,618.50       0.64
Indiana ...........................         2           444,658.98       0.04
Kansas ............................         2           642,630.00       0.06
Maryland ..........................        37        18,016,443.35       1.82
Massachusetts .....................        13         6,601,588.77       0.67
Michigan ..........................         9         4,603,219.88       0.46
Minnesota .........................         4         1,448,800.00       0.15
Mississippi .......................         1           221,600.00       0.02
Missouri ..........................         3         1,273,110.45       0.13
Nevada ............................        48        21,377,606.82       2.16
New Hampshire .....................         1           510,000.00       0.05
New Jersey ........................        45        20,703,319.70       2.09
New Mexico ........................         3           979,612.16       0.10
New York ..........................        64        32,584,122.76       3.29
North Carolina ....................         6         2,809,682.91       0.28
Oklahoma ..........................         1           331,920.00       0.03
Oregon ............................         8         3,133,134.19       0.32
Pennsylvania ......................         6         3,042,875.39       0.31
Rhode Island ......................         3         1,107,627.07       0.11
South Carolina ....................         5         2,318,972.03       0.23
South Dakota ......................         1           128,054.76       0.01
Tennessee .........................         1           554,066.94       0.06
Texas .............................        12         4,250,852.56       0.43
Utah ..............................         4         2,208,116.23       0.22
Virginia ..........................       111        57,809,590.37       5.84
Washington ........................        28        11,677,346.39       1.18
Wisconsin .........................         3         1,484,612.37       0.15
                                      ------------------------------------------
     Total:                             1,979     $ 990,561,338.14     100.00%
                                      ==========================================

        Mortgagors' FICO Credit Scores for the Group 2 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                       Percent
                                                                         of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                                     Outstanding
                                      Number of       Aggregate        of the
                                       Group 2        Principal        Group 2
           Range of FICO              Mortgage         Balance         Mortgage
           Credit Scores                Loans        Outstanding         Loans
--------------------------------------------------------------------------------
Not Available .....................        1      $     417,000.00       0.04%
601 - 620 .........................        1            481,519.30       0.05
621 - 640 .........................      113         56,747,609.29       5.73
641 - 660 .........................      170         78,557,901.74       7.93
661 - 680 .........................      362        185,917,273.48      18.77
681 - 700 .........................      343        175,755,752.68      17.74
701 - 720 .........................      334        166,329,272.90      16.79
721 - 740 .........................      226        111,144,574.17      11.22
741 - 760 .........................      194        100,516,994.05      10.15
761 - 780 .........................      132         63,153,961.17       6.38
781 - 800 .........................       79         41,534,309.33       4.19
801 - 820 .........................       22          9,519,376.83       0.96
821 - 828 .........................        2            485,793.20       0.05
                                      ------------------------------------------
     Total:                            1,979      $ 990,561,338.14     100.00%
                                      ==========================================
----------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Group 2 Mortgage Loans was approximately 704.

                          Types of Mortgaged Properties
                         for the Group 2 Mortgage Loans
--------------------------------------------------------------------------------
                                                                       Percent
                                                                         of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                                     Outstanding
                                      Number of       Aggregate        of the
                                       Group 2        Principal        Group 2
                                       Mortgage        Balance         Mortgage
           Property Type                Loans        Outstanding        Loans
--------------------------------------------------------------------------------
Single Family Residence ...........    1,275      $ 647,916,467.18      65.41%
Planned Unit Development (PUD) ....      487        249,987,614.99      25.24
Condominium .......................      173         68,592,742.94       6.92
Two- to Four-Family Residence .....       33         17,860,380.24       1.80
Townhouse .........................       11          6,204,132.79       0.63
                                      ------------------------------------------
     Total:                            1,979      $ 990,561,338.14     100.00%
                                      ==========================================

                      Purpose of the Group 2 Mortgage Loans
--------------------------------------------------------------------------------

                                                                       Percent
                                                                         of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                                     Outstanding
                                      Number of       Aggregate         of the
                                       Group 2       Principal         Group 2
                                       Mortgage       Balance          Mortgage
            Loan Purpose                Loans        Outstanding        Loans
--------------------------------------------------------------------------------
Cash Out Refinance ................      775      $ 427,842,862.16      43.19%
Purchase ..........................      900        390,057,595.10      39.38
Rate/Term Refinance ...............      304        172,660,880.88      17.43
                                      ------------------------------------------
     Total:                            1,979      $ 990,561,338.14     100.00%
                                      ==========================================

               Occupancy Types for the Group 2 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                      Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                                     Outstanding
                                     Number of                          of the
                                      Group 2        Aggregate         Group 2
                                      Mortgage   Principal Balance     Mortgage
          Occupancy Type               Loans        Outstanding         Loans
--------------------------------------------------------------------------------
Primary Home .....................     1,919      $ 954,293,818.88      96.34%
Investment .......................        33         18,171,438.44       1.83
Second Home ......................        27         18,096,080.82       1.83
                                     -------------------------------------------
      Total:                           1,979      $ 990,561,338.14     100.00%
                                     ===========================================

----------
(1) Based upon representations of the related mortgagors at the time of origination.

              Documentation Programs of the Group 2 Mortgage Loans
--------------------------------------------------------------------------------
                                                                      Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                                     Outstanding
                                     Number of                          of the
              Type of                 Group 2        Aggregate         Group 2
           Documentation              Mortgage   Principal Balance     Mortgage
              Program                  Loans        Outstanding         Loans
--------------------------------------------------------------------------------
Full/Alternate ...................       185      $  79,384,613.21       8.01%
Fast Forward .....................        11          3,989,076.23       0.40
Stated Income ....................     1,368        700,248,227.15      70.69
No Ratio .........................        39         21,745,948.89       2.20
No Income / No Asset .............       324        160,641,829.83      16.22
No Documentation .................        52         24,551,642.83       2.48
                                     -------------------------------------------
      Total:                           1,979      $ 990,561,338.14     100.00%
                                     ===========================================

                   Loan Ages of the Group 2 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                      Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                                     Outstanding
                                     Number of                          of the
                                      Group 2        Aggregate         Group 2
                                      Mortgage   Principal Balance     Mortgage
         Loan Age (months)             Loans        Outstanding         Loans
--------------------------------------------------------------------------------
0 ................................       962      $ 466,029,048.78      47.05%
1 ................................       319        160,583,816.97      16.21
2 ................................       285        149,756,647.89      15.12
3 ................................       159         83,315,420.91       8.41
4 ................................       151         77,120,610.48       7.79
5 ................................        71         35,948,593.35       3.63
6 ................................        17          8,624,357.18       0.87
7 ................................         8          4,146,634.99       0.42
8 ................................         4          2,055,150.57       0.21
9 ................................         1          1,011,925.77       0.10
10 ...............................         1          1,512,657.96       0.15
11 ...............................         1            456,473.29       0.05
                                     -------------------------------------------
      Total:                           1,979      $ 990,561,338.14     100.00%
                                     ===========================================
----------
(1) As of the Cut-off Date, the weighted average loan age of the Group 2 Mortgage Loans was approximately 1 month.

                    Prepayment Charge Term (months) and Type
                          of the Group 2 Mortgage Loans
--------------------------------------------------------------------------------
                                                                      Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                                     Outstanding
            Prepayment               Number of                          of the
              Charge                  Group 2        Aggregate         Group 2
           Term (months)              Mortgage   Principal Balance     Mortgage
             and Type                  Loans        Outstanding         Loans
--------------------------------------------------------------------------------
36 Month-Hard Prepayment .........     1,309      $ 647,592,240.78      65.38%
12 Month-Hard Prepayment .........       274        141,542,821.95      14.29
0 Months .........................       227        114,520,703.67      11.56
24 Month-Hard Prepayment .........        81         43,346,328.22       4.38
36 Month-Soft Prepayment .........        52         26,873,521.59       2.71
12 Month-Soft Prepayment .........        16          8,712,230.76       0.88
60 Month-Hard Prepayment .........        10          3,196,473.62       0.32
24 Month-Soft Prepayment .........         5          2,746,952.80       0.28
60 Month-Soft Prepayment .........         4          1,618,212.08       0.16
6 Month-Soft Prepayment ..........         1            411,852.67       0.04
                                     -------------------------------------------
     Total:                            1,979      $ 990,561,338.14     100.00%
                                     ===========================================

                 Gross Margins of the Group 2 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                      Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                                     Outstanding
                                     Number of                          of the
                                      Group 2        Aggregate         Group 2
          Range of Gross              Mortgage   Principal Balance     Mortgage
            Margins (%)                Loans        Outstanding         Loans
--------------------------------------------------------------------------------
1.850 - 2.000.....................         2      $     980,000.00       0.10%
2.001 - 2.500.....................        56         30,699,554.24       3.10
2.501 - 3.000.....................       384        205,017,287.98      20.70
3.001 - 3.500.....................     1,103        539,656,650.15      54.48
3.501 - 4.000.....................       343        165,020,820.67      16.66
4.001 - 4.500.....................        91         49,187,025.10       4.97
                                     -------------------------------------------
     Total:                            1,979      $ 990,561,338.14     100.00%
                                     ===========================================
----------
(1) As of the Cut-off Date, the weighted average gross margin of the Group 2 Mortgage Loans was approximately 3.294% per annum.

             Maximum Mortgage Rates of the Group 2 Mortgage Loans(1)
--------------------------------------------------------------------------------
                                                                    Percent of
                                                                    Aggregate
                                                                    Principal
                                                                     Balance
                                                                   Outstanding
                                  Number of       Aggregate          of the
           Maximum                 Group 2        Principal          Group 2
           Mortgage                Mortgage        Balance           Mortgage
          Rates (%)                 Loans        Outstanding          Loans
--------------------------------------------------------------------------------
7.500 .........................        1      $      594,750.00        0.06%
7.501 - 8.000 .................        2           1,398,036.32        0.14
8.001 - 8.500 .................        2           1,283,200.00        0.13
8.501 - 9.000 .................        6           2,476,892.61        0.25
9.001 - 9.500 .................        2           1,024,395.60        0.10
9.501 - 10.000 ................    1,828         912,670,034.95       92.14
10.001 - 10.500 ...............       12           6,578,011.53        0.66
10.501 - 11.000 ...............       16           7,424,636.95        0.75
11.001 - 11.500 ...............        8           3,855,635.42        0.39
11.501 - 12.000 ...............       66          32,315,790.20        3.26
12.001 - 12.500 ...............       35          20,447,954.56        2.06
13.001 - 13.500 ...............        1             492,000.00        0.05
                                  ----------------------------------------------
     Total:                        1,979      $  990,561,338.14      100.00%
                                  ==============================================

-----------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 2 Mortgage Loans was approximately 10.080% per annum.

            Negative Amortization Limit of the Group 2 Mortgage Loans
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                                  Outstanding
                                  Number of       Aggregate         of the
          Negative                 Group 2        Principal         Group 2
        Amortization               Mortgage        Balance          Mortgage
          Limit (%)                 Loans        Outstanding         Loans
--------------------------------------------------------------------------------
110 ...........................     1,521     $  754,601,496.20      76.18%
115 ...........................       458        235,959,841.94      23.82
                                  ----------------------------------------------
     Total:                         1,979     $  990,561,338.14     100.00%
                                  ==============================================

             Next Rate Adjustment Date of the Group 2 Mortgage Loans
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                                  Outstanding
                                  Number of       Aggregate         of the
           Next Rate               Group 2        Principal         Group 2
          Adjustment              Mortgage         Balance          Mortgage
             Date                  Loans         Outstanding         Loans
--------------------------------------------------------------------------------
May 2006 ......................     1,906     $  955,749,469.14       96.49%
June 2006 .....................        73         34,811,869.00        3.51
                                  ----------------------------------------------
     Total:                         1,979     $  990,561,338.14      100.00%
                                  ==============================================

           Next Payment Adjustment Date of the Group 2 Mortgage Loans
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                                  Outstanding
                                  Number of        Aggregate        of the
         Next Payment              Group 2         Principal        Group 2
         Adjustment               Mortgage          Balance         Mortgage
            Date                    Loans         Outstanding        Loans
--------------------------------------------------------------------------------
June 2006 .....................         1     $      456,473.29        0.05%
July 2006 .....................         1          1,512,657.96        0.15
August 2006 ...................         1          1,011,925.77        0.10
September 2006 ................         4          2,055,150.57        0.21
October 2006 ..................         8          4,146,634.99        0.42
November 2006 .................        17          8,624,357.18        0.87
December 2006 .................        70         34,943,334.28        3.53
January 2007 ..................       149         75,864,962.97        7.66
February 2007 .................       156         82,357,954.41        8.31
March 2007 ....................       283        149,345,960.72       15.08
April 2007 ....................       286        143,885,333.61       14.53
May 2007 ......................       683        333,986,622.78       33.72
June 2007 .....................        53         26,043,039.00        2.63
December 2010 .................         1          1,005,259.07        0.10
January 2011 ..................         2          1,255,647.51        0.13
February 2011 .................         3            957,466.50        0.10
March 2011 ....................         2            410,687.17        0.04
April 2011 ....................        33         16,698,483.36        1.69
May 2011 ......................       206         97,230,557.00        9.82
June 2011 .....................        20          8,768,830.00        0.89
                                  ----------------------------------------------
     Total:                         1,979     $  990,561,338.14      100.00%
                                  ==============================================

           Initial Fixed Payment Period of the Group 2 Mortgage Loans
--------------------------------------------------------------------------------
                                                                    Percent of
                                                                    Aggregate
                                                                    Principal
                                                                     Balance
                                                                   Outstanding
                                  Number of       Aggregate           of the
        Initial Fixed              Group 2        Principal          Group 2
       Payment Period             Mortgage         Balance           Mortgage
          (months)                  Loans        Outstanding          Loans
--------------------------------------------------------------------------------
12 ............................     1,712     $  864,234,407.53       87.25%
60 ............................       267        126,326,930.61       12.75
                                  ----------------------------------------------
     Total:                         1,979     $  990,561,338.14      100.00%
                                  ==============================================

                            Aggregate Mortgage Loans

                    Mortgage Rates for the Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                                  Outstanding
                                  Number of       Aggregate          of the
                                   Group 2        Principal         Group 2
      Range of Mortgage            Mortgage        Balance         Mortgage
          Rates (%)                 Loans        Outstanding         Loans
--------------------------------------------------------------------------------
0.751 - 1.000..................        37     $   13,822,893.78        0.74%
1.001 - 1.250..................       973        318,750,599.73       17.03
1.251 - 1.500..................       282        101,949,614.00        5.45
1.501 - 1.750..................       369        141,503,241.00        7.56
1.751 - 2.000..................       120         41,822,934.00        2.23
2.001 - 2.250..................       639        190,489,806.28       10.17
2.251 - 2.500..................       345        107,973,746.00        5.77
2.501 - 2.750..................       109         36,365,748.00        1.94
2.751 - 3.000..................        42         12,505,694.00        0.67
3.001 - 3.250..................        49         12,963,725.99        0.69
3.251 - 3.500..................        27          7,631,424.00        0.41
3.501 - 3.750..................        11          3,103,850.00        0.17
3.751 - 4.000..................         1             96,300.00        0.01
5.751 - 6.000..................         2            602,017.04        0.03
6.001 - 6.250..................        14          6,344,644.31        0.34
6.251 - 6.500..................        34         14,867,179.67        0.79
6.501 - 6.750..................       122         52,209,996.58        2.79
6.751 - 7.000..................       293        115,437,313.59        6.17
7.001 - 7.250..................       406        149,741,367.43        8.00
7.251 - 7.500..................       906        339,176,842.39       18.12
7.501 - 7.750..................       244         84,095,428.34        4.49
7.751 - 8.000..................       114         47,373,785.76        2.53
8.001 - 8.250..................        70         28,855,395.89        1.54
8.251 - 8.500..................       111         44,267,037.96        2.36
9.251 - 9.388..................         1            297,621.13        0.02
                                  ----------------------------------------------
     Total:                         5,321     $1,872,248,206.87      100.00%
                                  ==============================================

----------
(1) As of the Cut-off Date, the weighted average mortgage rate of the Mortgage Loans was approximately 4.395%.

              Current Principal Balances for the Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                                  Outstanding
                                  Number of        Aggregate         of the
                                   Group 2         Principal        Group 2
      Range of Current             Mortgage         Balance         Mortgage
    Principal Balances ($)          Loans         Outstanding        Loans
--------------------------------------------------------------------------------
49,018.01 - 50,000.00 .........         2     $       99,018.42        0.01%
50,000.01 - 100,000.00 ........        88          7,247,489.27        0.39
100,000.01 - 150,000.00 .......       331         43,017,911.74        2.30
150,000.01 - 200,000.00 .......       590        105,608,898.52        5.64
200,000.01 - 250,000.00 .......       653        147,869,308.97        7.90
250,000.01 - 300,000.00 .......       742        205,143,166.57       10.96
300,000.01 - 350,000.00 .......       610        198,352,193.37       10.59
350,000.01 - 400,000.00 .......       578        217,706,888.93       11.63
400,000.01 - 450,000.00 .......       471        200,311,321.87       10.70
450,000.01 - 500,000.00 .......       405        192,745,686.95       10.29
500,000.01 - 550,000.00 .......       227        118,740,466.74        6.34
550,000.01 - 600,000.00 .......       185        106,448,128.30        5.69
600,000.01 - 650,000.00 .......       175        110,545,502.93        5.90
650,000.01 - 700,000.00 .......        69         46,047,215.53        2.46
700,000.01 - 750,000.00 .......        49         35,730,065.14        1.91
750,000.01 - 800,000.00 .......        31         23,938,403.85        1.28
800,000.01 - 850,000.00 .......        24         19,927,193.48        1.06
850,000.01 - 900,000.00 .......        19         16,678,683.42        0.89
900,000.01 - 950,000.00 .......        15         13,887,630.88        0.74
950,000.01 - 1,000,000.00 .....        26         25,619,084.51        1.37
1,000,000.01 - 1,250,000.00 ...        23         24,831,376.14        1.33
1,250,000.01 - 1,500,000.00 ...         4          5,732,756.91        0.31
1,500,000.01 - 1,512,658.00 ...         4          6,019,814.43        0.32
                                  ----------------------------------------------
     Total:                         5,321     $1,872,248,206.87      100.00%
                                  ==============================================

----------
(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $351,860.

            Original Loan-to-Value Ratios for the Mortgage Loans (1)
--------------------------------------------------------------------------------

                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                  Aggregate       Outstanding
        Range of Original         Number of       Principal          of the
          Loan-To-Value            Mortgage        Balance          Mortgage
            Ratios (%)              Loans        Outstanding         Loans
--------------------------------------------------------------------------------
 0.000 - 50.000 ...............       387    $   90,780,747.01       4.85%
50.001 - 60.000 ...............       407       126,532,157.16       6.76
60.001 - 70.000 ...............       960       333,805,765.35      17.83
70.001 - 75.000 ...............     1,059       400,084,301.83      21.37
75.001 - 80.000 ...............     2,342       871,624,078.08      46.55
80.001 - 85.000 ...............        19         5,946,886.55       0.32
85.001 - 90.000 ...............        97        29,834,680.59       1.59
90.001 - 95.000 ...............        50        13,639,590.30       0.73
                                  ----------------------------------------------
     Total:                         5,321    $1,872,248,206.87     100.00%
                                  ==============================================

----------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 72.91%.

              Original Term to Maturity for the Mortgage Loans (1)
--------------------------------------------------------------------------------

                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                  Aggregate       Outstanding
                                  Number of       Principal          of the
        Original Term to           Mortgage        Balance          Mortgage
        Maturity (Months)           Loans        Outstanding         Loans
--------------------------------------------------------------------------------
360 ...........................     4,470    $1,565,559,988.96       83.62%
480 ...........................       851       306,688,217.91       16.38
                                  ----------------------------------------------
     Total:                         5,321    $1,872,248,206.87      100.00%
                                  ==============================================

(1) As of the Cut-off Date, the weighted average original term to maturity of the Mortgage Loans was approximately 380 months.

          Remaining Terms to Stated Maturity for the Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                  Aggregate       Outstanding
                                 Number of        Principal          of the
       Remaining Terms to         Mortgage         Balance          Mortgage
       Maturity (months)           Loans         Outstanding         Loans
--------------------------------------------------------------------------------
349...........................         1     $       456,473.29       0.02%
350...........................         1           1,512,657.96       0.08
351...........................         5           2,226,728.52       0.12
352...........................         8           3,141,358.19       0.17
353...........................        15           5,572,077.30       0.30
354...........................        29          10,560,566.06       0.56
355...........................       111          45,204,455.72       2.41
356...........................       300         118,847,199.96       6.35
357...........................       313         125,625,886.04       6.71
358...........................       629         243,767,498.04      13.02
359...........................       748         266,582,421.88      14.24
360...........................     2,310         742,062,666.00      39.63
472...........................         1             467,780.53       0.02
473...........................         3           1,239,839.08       0.07
474...........................         5           2,273,920.07       0.12
475...........................        13           4,457,961.87       0.24
476...........................        13           5,270,623.28       0.28
477...........................        12           4,874,564.13       0.26
478...........................        12           4,423,878.86       0.24
479...........................        98          36,762,739.31       1.96
480...........................       694         246,916,910.78      13.19
                                 -----------------------------------------------
     Total:                        5,321     $ 1,872,248,206.87     100.00%
                                 ===============================================

----------
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Mortgage Loans was approximately 379 months.

               Geographic Distribution of the Mortgaged Properties
                             for the Mortgage Loans
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                  Aggregate       Outstanding
                                 Number of        Principal          of the
                                  Mortgage         Balance          Mortgage
        Geographic Area            Loans         Outstanding         Loans
--------------------------------------------------------------------------------
Alabama.......................         6     $       854,174.50       0.05%
Alaska........................         6           1,630,443.67       0.09
Arizona.......................       181          54,257,095.00       2.90
Arkansas......................         1             124,000.00       0.01
California....................     2,662       1,070,450,686.59      57.17
Colorado......................        72          19,640,978.84       1.05
Connecticut...................        53          17,888,252.94       0.96
Delaware......................        12           3,097,930.47       0.17
District Of Columbia..........         9           2,349,927.19       0.13
Florida.......................       588         166,245,503.50       8.88
Georgia.......................        71          17,547,582.77       0.94
Hawaii........................        45          20,520,733.62       1.10
Idaho.........................         8           1,980,335.12       0.11
Illinois......................        67          19,058,148.09       1.02
Indiana.......................         7           1,332,980.83       0.07
Kansas........................         3             759,630.00       0.04
Kentucky......................         3             456,071.05       0.02
Louisiana.....................         2             343,700.00       0.02
Maine.........................         9           1,755,180.02       0.09
Maryland......................       169          50,426,291.48       2.69
Massachusetts.................        82          25,192,158.48       1.35
Michigan......................        54          13,004,202.87       0.69
Minnesota.....................        29           6,958,702.31       0.37
Mississippi...................         2             561,600.00       0.03
Missouri......................        15           3,201,214.04       0.17
Montana.......................         1             220,000.00       0.01
Nebraska......................         1             113,336.75       0.01
Nevada........................       158          47,551,798.62       2.54
New Hampshire.................         5           1,582,625.13       0.08
New Jersey....................       239          71,437,538.57       3.82
New Mexico....................        12           2,714,999.80       0.15
New York......................       186          69,942,196.12       3.74
North Carolina................        20           5,957,935.07       0.32
Ohio..........................        16           2,743,765.44       0.15
Oklahoma......................         3             580,654.90       0.03
Oregon........................        32           8,519,741.72       0.46
Pennsylvania..................        46          11,082,499.96       0.59
Rhode Island..................        12           3,426,607.21       0.18
South Carolina................        10           3,395,833.52       0.18
South Dakota..................         5             448,652.25       0.02
Tennessee.....................         5           1,589,887.83       0.08
Texas.........................        27           6,881,481.48       0.37
Utah..........................        18           4,634,513.27       0.25
Virginia......................       272         101,587,563.96       5.43
Washington....................        83          24,685,892.44       1.32
West Virginia.................         1             379,129.47       0.02
Wisconsin.....................        13           3,134,029.98       0.17
                                 -----------------------------------------------
     Total:                        5,321     $ 1,872,248,206.87     100.00%
                                 ===============================================

            Mortgagors' FICO Credit Scores for the Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                  Aggregate       Outstanding
                                 Number of        Principal          of the
         Range of FICO            Mortgage         Balance          Mortgage
         Credit Scores             Loans         Outstanding         Loans
--------------------------------------------------------------------------------
Not available.................         1     $       417,000.00       0.02%
601 - 620.....................        14           4,229,786.29       0.23
621 - 640.....................       360         125,715,487.97       6.71
641 - 660.....................       519         173,053,642.89       9.24
661 - 680.....................     1,002         358,072,441.78      19.13
681 - 700.....................       894         323,429,873.43      17.27
701 - 720.....................       787         283,501,692.60      15.14
721 - 740.....................       580         205,735,291.47      10.99
741 - 760.....................       501         177,879,942.66       9.50
761 - 780.....................       348         117,044,415.38       6.25
781 - 800.....................       236          81,000,067.07       4.33
801 - 820.....................        77          21,682,772.13       1.16
821 - 828.....................         2             485,793.20       0.03
                                 -----------------------------------------------
     Total:                        5,321     $ 1,872,248,206.87    100.00%
                                 ===============================================

----------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 702.

              Types of Mortgaged Properties for the Mortgage Loans
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                  Aggregate       Outstanding
                                 Number of        Principal          of the
                                  Mortgage         Balance          Mortgage
         Property Type             Loans         Outstanding         Loans
--------------------------------------------------------------------------------
Single Family
Residence.....................     3,613     $ 1,258,830,559.92       67.24%
Planned Unit
Development (PUD).............       999         384,857,086.85       20.56
Condominium...................       449         136,104,772.57        7.27
Two- to Four-Family
Residence.....................       218          78,232,551.60        4.18
Townhouse.....................        42          14,223,235.93        0.76
                                 -----------------------------------------------
     Total:                        5,321     $ 1,872,248,206.87      100.00%
                                 ===============================================

                          Purpose of the Mortgage Loans
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                  Aggregate       Outstanding
                                 Number of        Principal          of the
                                  Mortgage         Balance          Mortgage
         Loan Purpose              Loans         Outstanding         Loans
--------------------------------------------------------------------------------
Cash Out Refinance............     3,306     $ 1,101,940,908.80      58.86%
Purchase......................     1,083         431,423,400.47      23.04
Rate/Term Refinance...........       932         338,883,897.60      18.10
                                 -----------------------------------------------
     Total:                        5,321     $ 1,872,248,206.87     100.00%
                                 ===============================================

                   Occupancy Types for the Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                  Aggregate       Outstanding
                                 Number of        Principal          of the
                                  Mortgage         Balance          Mortgage
        Occupancy Type             Loans         Outstanding         Loans
--------------------------------------------------------------------------------
Primary Home..................     4,941     $ 1,761,891,985.61      94.11%
Investment....................       279          74,239,350.38       3.97
Second Home...................       101          36,116,870.88       1.93
                                 -----------------------------------------------
     Total:                        5,321     $ 1,872,248,206.87     100.00%
                                 ===============================================

----------
(1) Based upon representations of the related mortgagors at the time of origination.

                  Documentation Programs of the Mortgage Loans
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                  Aggregate       Outstanding
            Type of              Number of        Principal          of the
         Documentation            Mortgage         Balance          Mortgage
            Program                Loans         Outstanding         Loans
--------------------------------------------------------------------------------
Full/Alternate................       540     $   158,187,527.04       8.45%
Fast Forward..................        52          12,618,334.23       0.67
Stated Income.................     3,202       1,203,195,666.02      64.26
No Ratio......................        65          29,857,628.46       1.59
No Income/No Asset............     1,378         434,660,139.59      23.22
No Documentation..............        84          33,728,911.53       1.80
                                 -----------------------------------------------
     Total:                        5,321     $ 1,872,248,206.87     100.00%
                                 ===============================================

                       Loan Ages of the Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                  Aggregate       Outstanding
                                 Number of        Principal          of the
                                  Mortgage         Balance          Mortgage
       Loan Age (months)           Loans         Outstanding         Loans
--------------------------------------------------------------------------------
0.............................     3,004     $   988,979,576.78      52.82%
1.............................       846         303,345,161.19      16.20
2.............................       641         248,191,376.90      13.26
3.............................       325         130,500,450.17       6.97
4.............................       313         124,117,823.24       6.63
5.............................       124          49,662,417.59       2.65
6.............................        34          12,834,486.13       0.69
7.............................        18           6,811,916.38       0.36
8.............................         9           3,609,138.72       0.19
9.............................         5           2,226,728.52       0.12
10............................         1           1,512,657.96       0.08
11............................         1             456,473.29       0.02
                                 -----------------------------------------------
     Total:                        5,321     $ 1,872,248,206.87     100.00%
                                 ===============================================

----------
(1) As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately 1 month.

         Prepayment Charge Term (months) and Type of the Mortgage Loans
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                  Aggregate       Outstanding
     Prepayment Charge           Number of        Principal          of the
       Term (months)              Mortgage         Balance          Mortgage
         and Type                  Loans         Outstanding         Loans
--------------------------------------------------------------------------------
36 Month-Hard Prepayment ....     3,982     $  1,346,217,819.23       71.90%
12 Month-Hard Prepayment ....       511          210,345,504.81       11.23
0  Month- ...................       469          178,558,581.40        9.54
24 Month-Hard Prepayment ....       185           71,571,808.41        3.82
36 Month-Soft Prepayment ....       124           44,815,093.35        2.39
12 Month-Soft Prepayment ....        30           12,765,908.50        0.68
60 Month-Hard Prepayment ....        10            3,196,473.62        0.17
24 Month-Soft Prepayment ....         5            2,746,952.80        0.15
60 Month-Soft Prepayment ....         4            1,618,212.08        0.09
6 Month-Soft Prepayment .....         1              411,852.67        0.02
                                -----------------------------------------------
     Total:                       5,321     $  1,872,248,206.87      100.00%
                                ===============================================

                     Gross Margins of the Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                  Aggregate       Outstanding
                                 Number of        Principal          of the
                                  Mortgage         Balance          Mortgage
Range of Gross Margins (%)         Loans         Outstanding         Loans
--------------------------------------------------------------------------------
1.501 - 2.000 ...............         3     $      1,300,000.00        0.07%
2.001 - 2.500 ...............        94           40,537,095.10        2.17
2.501 - 3.000 ...............       775          306,631,908.07       16.38
3.001 - 3.500 ...............     2,992        1,030,223,541.82       55.03
3.501 - 4.000 ...............     1,247          409,770,936.39       21.89
4.001 - 4.500 ...............       209           83,487,104.36        4.46
5.001 - 5.500 ...............         1              297,621.13        0.02
                                ------------------------------------------------
     Total: .................     5,321     $  1,872,248,206.87      100.00%
                                ================================================

----------
(1) As of the Cut-off Date, the weighted average gross margin of the Mortgage Loans was approximately 3.350% per annum.

                 Maximum Mortgage Rates of the Mortgage Loans(1)
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                  Aggregate       Outstanding
                                 Number of        Principal          of the
                                  Mortgage         Balance          Mortgage
Maximum Mortgage Rates (%)         Loans         Outstanding         Loans
--------------------------------------------------------------------------------
7.450 - 7.500 ...............         3     $      1,224,750.00        0.07%
7.501 - 8.000 ...............         5            2,614,423.12        0.14
8.001 - 8.500 ...............         3            1,454,200.00        0.08
8.501 - 9.000 ...............         8            2,961,445.20        0.16
9.001 - 9.500 ...............         5            1,718,174.10        0.09
9.501 - 10.000 ..............     5,032        1,754,765,458.18       93.73
10.001 - 10.500 .............        31           12,137,352.14        0.65
10.501 - 11.000 .............        28           11,227,523.91        0.60
11.001 - 11.500 .............        19            6,466,414.56        0.35
11.501 - 12.000 .............       115           45,824,408.17        2.45
12.001 - 12.500 .............        69           30,765,362.12        1.64
13.001 - 13.500 .............         2              710,000.00        0.04
14.501 - 14.825 .............         1              378,695.37        0.02
                                ------------------------------------------------
     Total:                       5,321     $  1,872,248,206.87      100.00%
                                ================================================

----------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 10.053% per annum.

                Negative Amortization Limit of the Mortgage Loans
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                  Aggregate       Outstanding
         Negative                Number of        Principal          of the
       Amortization               Mortgage         Balance          Mortgage
         Limit (%)                 Loans         Outstanding         Loans
--------------------------------------------------------------------------------
110 .........................     4,288     $  1,472,730,252.90       78.66%
115 .........................     1,033          399,517,953.97       21.34
                                ------------------------------------------------
     Total: .................     5,321     $  1,872,248,206.87      100.00%
                                ================================================

                 Next Rate Adjustment Date of the Mortgage Loans
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                  Aggregate       Outstanding
         Next Rate               Number of        Principal          of the
        Adjustment                Mortgage         Balance          Mortgage
           Date                    Loans         Outstanding         Loans
--------------------------------------------------------------------------------
May 2006 ....................     5,122     $  1,806,109,619.87       96.47%
June 2006 ...................       199           66,138,587.00        3.53
                                ------------------------------------------------
     Total: .................     5,321     $  1,872,248,206.87      100.00%
                                ================================================

               Next Payment Adjustment Date of the Mortgage Loans
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                  Aggregate       Outstanding
       Next Payment              Number of        Principal          of the
        Adjustment                Mortgage         Balance          Mortgage
           Date                    Loans         Outstanding         Loans
--------------------------------------------------------------------------------
June 2006 ...................         1     $        456,473.29        0.02%
July 2006 ...................         1            1,512,657.96        0.08
August 2006 .................         5            2,226,728.52        0.12
September 2006 ..............         8            3,420,210.96        0.18
October 2006 ................        17            6,406,169.90        0.34
November 2006 ...............        33           12,657,482.68        0.68
December 2006 ...............       122           48,497,564.03        2.59
January 2007 ................       310          122,636,962.41        6.55
February 2007 ...............       311          126,988,947.22        6.78
March 2007 ..................       626          244,541,546.36       13.06
April 2007 ..................       705          259,659,298.48       13.87
May 2007 ....................     1,894          650,714,535.51       34.76
June 2007 ...................       141           47,130,737.00        2.52
September 2010 ..............         1              188,927.76        0.01
October 2010 ................         1              405,746.48        0.02
November 2010 ...............         1              177,003.45        0.01
December 2010 ...............         2            1,164,853.56        0.06
January 2011 ................         3            1,480,860.83        0.08
February 2011 ...............        14            3,511,502.95        0.19
March 2011 ..................        15            3,649,830.54        0.19
April 2011 ..................       141           43,685,862.71        2.33
May 2011 ....................       911          272,126,454.27       14.53
June 2011 ...................        58           19,007,850.00        1.02
                                ------------------------------------------------
     Total: .................     5,321     $  1,872,248,206.87      100.00%
                                ================================================

               Initial Fixed Payment Period of the Mortgage Loans
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                  Aggregate       Outstanding
                                 Number of        Principal          of the
  Initial Fixed Payment           Mortgage         Balance          Mortgage
     Period (months)               Loans         Outstanding         Loans
--------------------------------------------------------------------------------
12 ..........................     4,174     $  1,526,849,314.32       81.55%
60 ..........................     1,147          345,398,892.55       18.45
                                ------------------------------------------------
     Total: .................     5,321     $  1,872,248,206.87      100.00%
                                ================================================

               Percentage of each Loan Group of the Mortgage Loans
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                    Balance
                                                  Aggregate       Outstanding
                                 Number of        Principal          of the
                                  Mortgage         Balance          Mortgage
       Loan Group                  Loans         Outstanding         Loans
--------------------------------------------------------------------------------
1 ...........................     3,342     $    881,686,868.73       47.09%
2 ...........................     1,979          990,561,338.14       52.91
                                ------------------------------------------------
     Total: .................     5,321     $  1,872,248,206.87      100.00%
                                ================================================

                    THE CERTIFICATE GUARANTY INSURANCE POLICY

            On the closing date, XL Capital Assurance Inc. (the "Certificate Insurer" or "XLCA") will issue a certificate guaranty insurance policy (the "Policy") to the Trustee on behalf of the holders of the Class 1-A-1B and the Class 2-A-1C Certificates to the Trustee. The following summary of the provisions of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

            The Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the Policy, unconditionally guarantees the payment of Insured Amounts to the Trustee on behalf of the holders of the Class 1-A-1B and the Class 2-A-1C Certificates. The Certificate Insurer will pay Insured Amounts to the Trustee on the later of (1) the Distribution Date the Insured Amount is distributable to the holders of the Class 1-A-1B or the Class 2-A-1C Certificates under the pooling and servicing agreement, and (2) the Business Day following the Business Day on which the Certificate Insurer shall have received notice by telecopy, simultaneously confirmed by telephone and subsequently confirmed in writing, the original of which is sent by registered or certified mail or sent by written notice delivered to the Certificate Insurer at its office specified in the Policy, from the Trustee (a "Notice"), specifying that an Insured Amount is due in accordance with the terms of the Policy; provided that, if such notice is received after 10:00 A.M., New York City time, on such Business Day, it shall be deemed to be received on the following Business Day. If any such notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Certificate Insurer shall promptly so advise the Trustee and the Trustee may submit an amended or corrected notice.

            The Certificate Insurer's obligation under the Policy will be discharged to the extent that funds are received by the Trustee for distribution to the holders of the Class 1-A-1B or the Class 2-A-1C Certificates, as the case may be, regardless of whether those funds are properly distributed by the Trustee. Payments of Insured Amounts will be made only at the time set forth in the Policy, and no payments that become due on an accelerated basis for any reason, including an optional termination, will be made regardless of any acceleration of the Class 1-A-1B and the Class 2-A-1C Certificates, unless the acceleration is at the sole option of the Certificate Insurer (in which case the Insured Amounts will include such accelerated payments as, when and to the extent so elected by the Certificate Insurer).

            For purposes of the Policy, a holder does not and may not include any of the Trustee, the Servicer, the seller or the depositor, or any of their respective affiliates. Greenwich Capital Markets, Inc., may, however, be a holder under the Policy.

            The Policy will not cover shortfalls, if any, attributable to net interest shortfalls, Net Rate Carryover, Net Deferred Interest, Deferred Interest, shortfalls due to the application of the Servicemembers Civil Relief Act or prepayment interest shortfalls allocated to the Class 1-A-1B or the Class 2-A-1C Certificates, nor does the Policy guarantee to the holders of the Class 1-A-1B or the Class 2-A-1C Certificates any particular rate of principal distribution. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the issuing entity, any REMIC, the Trustee or any holder of a Class 1-A-1B or a Class 2-A-1C Certificate for withholding taxes, if any, (including interest and penalties in respect of any liability for withholding taxes) nor any risk other than Nonpayment of a Scheduled Payment, including the failure of the Trustee to make any payment required under the pooling and servicing agreement to the holders of the Class 1-A-1B or the Class 2-A-1C Certificates. The Policy will not cover any reduction in the Current Interest payable to the holders of the Class 1-A-1B or Class 2-A-1C Certificates on any Distribution Date due to the pass-through rate for such class of certificates exceeding the applicable adjusted cap rate for that class of certificates on that Distribution Date.

            No person other than the Trustee shall be entitled to present the Notice.

            The Certificate Insurer will be subrogated to the rights of each holder of the Class 1-A-1B or the Class 2-A-1C Certificates to the extent of any payment by the Certificate Insurer under the Policy in respect of such class.

            The Certificate Insurer agrees that if it shall be subrogated to the rights of the holders of the Class 1-A-1B or the Class 2-A-1C Certificates, no recovery of such payment will occur on any Distribution Date unless the full amount of such holders' allocable distributions for such Distribution Date can be made. In so doing, the Certificate Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the pooling and servicing agreement.

            The Policy and the obligations of the Certificate Insurer under the Policy will terminate without any action on the part of the Certificate Insurer or any other person on the last date of the Term of the Policy. Upon termination of the Policy, the Trustee will deliver the original of the Policy to the Certificate Insurer.

            Pursuant to the Policy, the Certificate Insurer will pay any Avoided Payment on the Business Day following receipt by the Certificate Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in an Insolvency Proceeding to the effect that the Trustee or holder of a Class 1-A-1B or a Class 2-A-1C Certificate, as applicable, is required to return such Avoided Payment paid during the Term of the Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Trustee or holder of a Class 1-A-1B or a Class 2-A-1C Certificate (the "Order"), (ii) a notice by or on behalf of the Trustee or holder of a Class 1-A-1B or a Class 2-A-1C Certificate that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Certificate Insurer, properly completed and duly executed and delivered by the Trustee or holder of a Class 1-A-1B or a Class 2-A-1C Certificate, irrevocably assigning to the Certificate Insurer all rights and claims of the Trustee or such holder relating to or arising under the pooling and servicing agreement against the issuing entity or otherwise with respect to such Avoided Payment and (iv) a notice (in the form provided in the Policy) appropriately completed and executed by the Trustee; provided, that if such documents are received after 10:00 a.m., New York City time on such Business Day, they will be deemed to be received the following Business Day. All payments made by the Certificate Insurer shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Trustee or to the holders of the Class 1-A-1B or the Class 2-A-1C Certificates directly, unless the related holder of a Class 1-A-1B or a Class 2-A-1C Certificate has previously paid the Avoided Payment to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Certificate Insurer will pay to the Trustee on behalf of such holder, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Certificate Insurer and (b) evidence satisfactory to the Certificate Insurer that payment has been made to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

            As used in the Policy, the following terms shall have the following meanings:

            "Avoided Payment" means with respect to the Class 1-A-1B and the Class 2-A-1C Certificates, any payment of principal or interest previously distributed to a holder of a Class 1-A-1B or a Class 2-A-1C Certificate by or on behalf of the issuing entity formed pursuant to the pooling and servicing agreement that is voided as a result of any Insolvency Proceeding and which is returned by a holder of Class 1-A-1B or Class 2-A-1C Certificates as required by a final, non-appealable order of a court of competent jurisdiction.

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of California, the State of New York, the state in which the Trustee is located, are authorized or obligated by law or executive order to be closed.

            "Deficiency Amount" shall mean, for the Class 1-A-1B or the Class 2-A-1C Certificates, as the case may be, (a) for any Distribution Date prior to the Final Scheduled Distribution Date, the sum of (1) the excess, if any, of (a) the amount of Current Interest on the Class 1-A-1B or Class 2-A-1C Certificates net (without duplication) of any interest shortfalls resulting from net interest shortfalls (including shortfalls due to the application of the Servicemembers Civil Relief Act and prepayment interest shortfalls), Net Rate Carryover, Net Deferred Interest or Deferred Interest over (b) the amount of available funds allocated on that Distribution Date from amounts available under the pooling and servicing agreement to make distributions on that class of certificates (other than Insured Amounts) and (2) the amount, if any, of Realized Losses allocated to the Class 1-A-1B or Class 2-A-1C Certificates; and (b) for the Final Scheduled Distribution Date, the sum of (x) the amount set forth in clause
(a)(1) above in

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

respect of the Class 1-A-1B and the Class 2-A-1C Certificates and (y) the outstanding Class Certificate Balance of that class of certificates, after giving effect to all distributions of principal on that class of certificates on that Final Scheduled Distribution Date, other than pursuant to a claim on the Policy on that Distribution Date.

            "Insolvency Proceeding" means the commencement after the closing date of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against any person, the commencement, after the closing date, of any proceedings by or against any person for the winding up or liquidation of its affairs, or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to any person.

            "Insured Amounts" shall mean, with respect to any Distribution Date, that portion of the Scheduled Payments that shall become due for payment but shall be unpaid by reason of Nonpayment on such Distribution Date (which shall be equal to the amount of the Deficiency Amount for such Distribution Date).

            "Insured Payments" shall mean, (i) with respect to any Distribution Date, the aggregate amount actually paid by the Certificate Insurer to the Trustee in respect of Insured Amounts for such Distribution Date and (ii) amounts actually paid by the Certificate Insurer in respect of Avoided Payments for any given Business Day.

            "Late Payment Rate" shall mean for any Distribution Date, the lesser of (i) the greater of (a) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% and (b) the then applicable highest rate of interest on the Class 1-A-1B or the Class 2-A-1C Certificates, as the case may be, and (ii) as determined by the Certificate Insurer, the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

            "Nonpayment" shall mean, with respect to any Distribution Date, the failure of the Trustee to receive in full, in accordance with the terms of the pooling and servicing agreement, funds (other than funds paid pursuant to the Policy) legally available to pay all or a portion of the Scheduled Payment that is due for payment on such Distribution Date.

            "Reimbursement Amount" shall mean, as to any Distribution Date, (i) all Insured Payments paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to such Distribution Date, plus (ii) interest accrued on those Insured Payments not previously repaid calculated at the Late Payment Rate, from the date those Insured Payments were made.

            "Scheduled Payment" means, with respect to any Distribution Date with respect to the Class 1-A-1B or the Class 2-A-1C Certificates during the Term of the Policy, (i) the Current Interest due and payable in respect of that class of certificates on that Distribution Date and (ii) (A) for any Distribution Date earlier than the Final Scheduled Distribution Date, distributions allocated to reduce the Class Certificate Balance of that class of certificates in an amount at least sufficient to ensure that no Realized Loss is allocated to that class of certificates on that Distribution Date and (B) for the Final Scheduled Distribution Date, without duplication of the amount specified in clause (ii)(A), the Class Certificate Balance of that class of certificates outstanding on such Distribution Date, in each case, in accordance with the original terms of the Class 1-A-1B or the Class 2-A-1C Certificates, as the case may be, and the pooling and servicing agreement when the certificates of that class were issued and without regard to any subsequent amendment or modification of the certificates of that class or the pooling and servicing agreement that has not been consented to in writing by the Certificate Insurer. Notwithstanding the foregoing, "Scheduled Payments" shall in no event include payments that become due on an accelerated basis as a result of any optional termination, in whole or in part, or any other cause, unless the Certificate Insurer elects, in its sole discretion, to pay such amounts in whole or in part (in which event the Scheduled Payments shall include such accelerated payments as, when and to the extent so elected by the Certificate Insurer). In the event that the Certificate Insurer does not make such election, the "Scheduled Payments" shall include payments due in accordance with the original scheduled terms of the Class 1-A-1B or the Class 2-A-1C Certificates, as the case may be, without regard to any acceleration. In addition, the "Scheduled Payments" shall not include, nor shall coverage be provided under the Policy in respect of, (i) any amounts due in respect of the Class 1-A-1B or the Class 2-A-1C Certificates attributable

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

to any increase in interest rate, penalty or other sum payable by the issuing entity by reason of any default or event of default in respect of the Class 1-A-1B or the Class 2-A-1C Certificates, or by reason of any deterioration of the creditworthiness of the issuing entity, (ii) any Net Rate Carryover, (iii) any Deferred Interest or Net Deferred Interest, (iv) any net interest shortfalls (including shortfalls due to the application of the Servicemembers Civil Relief Act and prepayment interest shortfalls) or (v) any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to any holder or owner of a Class 1-A-1B or a Class 2-A-1C Certificate.

            "Term of the Policy" means the period from and including the closing date to and including the first date on which (i) all Scheduled Payments have been paid that are required to be paid under the pooling and servicing agreement; (ii) any period during which any Scheduled Payment could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii) above, a final and non-appealable order in resolution of each such proceeding has been entered; provided, further, that if the holders of Class 1-A-1B or the Class 2-A-1C Certificates are required to return any Avoided Payment as a result of such Insolvency Proceeding, then the Term of the Policy shall terminate on the date on which the Certificate Insurer has made all payments required to be made under the terms of the Policy in respect of all such Avoided Payments.

            The Policy is not cancelable. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class 1-A-1B and the Class 2-A-1C Certificates.

            The Policy is issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW DOES NOT COVER THE POLICY. THE FLORIDA INSURANCE GUARANTY ASSOCIATION CREATED UNDER PART II OF CHAPTER 631 OF THE FLORIDA INSURANCE CODE DOES NOT COVER THE POLICY. IN THE EVENT THAT THE CERTIFICATE INSURER WERE TO BECOME INSOLVENT, THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION, ESTABLISHED PURSUANT TO ARTICLE 14.2 OF CHAPTER 1 OF PART 2 OF DIVISION I OF THE CALIFORNIA INSURANCE CODE, EXCLUDES FROM COVERAGE ANY CLAIMS ARISING UNDER THE POLICY.

            In the absence of payments under the Policy, holders of the Class 1-A-1B or the Class 2-A-1C Certificates will directly bear the credit risks associated with their certificates.

                         DESCRIPTION OF THE CERTIFICATES

General

            The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates and will represent undivided beneficial ownership interests in the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

            The Mortgage Pass-Through Certificates, Series 2006-AR6 will consist of the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class P, Class C and Class R Certificates. Only the classes of certificates listed on the cover page are offered by this free writing prospectus. The Class P, Class C and Class R Certificates (all of which are together referred to as the "private certificates") are not offered by this free writing prospectus.

            When describing the Offered Certificates in this free writing prospectus, we use the following terms:

        Designation                         Classes of Certificates
---------------------------   --------------------------------------------------
    Senior Certificates           Class 1-A-1A, Class 1-A-1B, Class 2-A-1A,
                                  Class 2-A-1B and Class 2-A-1C Certificates

 Subordinated Certificates        Class M-1, Class M-2, Class M-3, Class M-4,
                                  Class M-5, Class M-6, Class M-7, Class M-8,
                                     Class M-9 and Class M-10 Certificates

     LIBOR Certificates         Group 2 Senior Certificates and the Subordinated
                                                 Certificates

      MTA Certificates                    Group 1 Senior Certificates

 Floating Rate Certificates         LIBOR Certificates and MTA Certificates

Group 1 Senior Certificates       Class 1-A-1A and Class 1-A-1B Certificates

Group 2 Senior Certificates       Class 2-A-1A, Class 2-A-1B and Class 2-A-1C
                                                 Certificates

    Offered Certificates                  Floating Rate Certificates

The certificates are generally referred to as the following types:

           Class                                     Type
---------------------------   --------------------------------------------------
Class 1-A-1A Certificates:      Senior/ Floating Pass-Through Rate/Super Senior

Class 1-A-1B Certificates:        Senior/ Floating Pass-Through Rate/Support

Class 2-A-1A Certificates:      Senior/ Floating Pass-Through Rate/Super Senior

Class 2-A-1B Certificates:        Senior/ Floating Pass-Through Rate/Support

Class 2-A-1C Certificates:        Senior/ Floating Pass-Through Rate/Support

Subordinated Certificates:          Subordinate/ Floating Pass-Through Rate

Class P Certificates:                         Prepayment Charges

Class C Certificates:                              Residual

Class R Certificates:                           REMIC Residual

            The Class C, Class P and Class R Certificates are not offered by this free writing prospectus. The Class C, Class R and Class P certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates and the other private certificates. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the Offered Certificates. The initial Class Certificate Balances are set forth in the "Summary--Description of the Certificates" in this free writing prospectus.

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

            The "Class Certificate Balance" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

      o all amounts previously distributed to holders of certificates of that class as distributions of principal,

      o the amount of Applied Realized Loss Amounts allocated to that class, and and, increased by

      o the amount of Net Deferred Interest allocated to that class of certificates;

            provided, however, to the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of Floating Rate Certificates, its Class Certificate Balance will be increased on each Distribution Date sequentially by class in the order of distribution priority by the amount of Subsequent Recoveries (if any) on the Mortgage Loans in the related loan group or loan groups collected during the period beginning on the second day of the calendar month preceding the calendar month in which that Distribution Date occurs and ending on the Due Date in the month in which that Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on that Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

            Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of Floating Rate Certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not to be used to make any principal distributions on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any accrual period preceding the Distribution Date on which such increase occurs.

            If the Overcollateralized Amount is zero and there is a Realized Loss on a Mortgage Loan, the Class Certificate Balance of the class of Subordinated Certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of the Floating Rate Certificates, following all distributions on any Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date). Additionally, if the aggregate Class Certificate Balance of the Subordinated Certificates is reduced to zero as a result of the allocation of Realized Losses, any additional Realized Losses on the Mortgage Loans in a loan group will then be allocated to the Senior Certificates as described in this free writing prospectus under "Description of the Certificates--Allocation of Losses."

Book-Entry Certificates

            The Offered Certificates will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant

Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such Offered Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

            The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

            Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

            Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

            Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Description of the Securities--Global, Clearance, Settlement And Tax Documentation Procedures -- Material U.S. Federal Income Tax Documentation Requirements" in the prospectus.

            Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

            Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

            DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

            Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

            Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

            On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

            Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream,

Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

            Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

            The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

            Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

            Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

            Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

            Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

            DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

            Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the Voting Rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

            Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

            Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

            On or before the closing date, the Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders and the Certificate Insurer. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The Servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. See "Payments on Mortgage Assets--Deposits to Certificate Account" in the prospectus. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders and the Certificate Insurer. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of the Interest Remittance Amount and the Principal Remittance Amount for that Distribution Date and the prepayment charges and will deposit such amounts in the Distribution Account. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

            Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

Investments of Amounts Held in Accounts

            The Certificate Account. All funds in the Certificate Account may be invested in permitted investments at the direction of the Servicer. All income and gain net of any losses realized will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein.

            The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account out of the Servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

            The Distribution Account and Carryover Reserve Fund. Funds in the Distribution Account and the Carryover Reserve Fund will not be invested.

Fees and Expenses

            The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

    Type / Recipient (1)                     Amount                  General Purpose             Source (2)                Frequency
----------------------------   ----------------------------------   -----------------   -----------------------------   ------------
Fees

Servicing Fee / Servicer       0.375% per annum of the Stated       Compensation        Interest collected with              Monthly
                               Principal Balance of each Mortgage                       respect to each Mortgage Loan
                               Loan (3)                                                 and any Liquidation Proceeds
                                                                                        or Subsequent Recoveries that
                                                                                        are allocable to accrued and
                                                                                        unpaid interest (4)

Additional Servicing           o   All late payment fees,           Compensation        Payments made by obligors       Time to time
Compensation / Servicer            assumption fees and other                            with respect to the Mortgage
                                   similar charges (excluding                           Loans
                                   prepayment charges)

                               o   All investment income earned     Compensation        Investment income related to         Monthly
                                   on amounts on deposit in the                         the Certificate Account and
                                   Certificate Account and                              the Distribution Account
                                   Distribution Account.

                               o   Excess Proceeds (5)              Compensation        Liquidation Proceeds and        Time to time
                                                                                        Subsequent Recoveries

Trustee Fee / trustee          0.0012% per annum of the Stated      Compensation        Interest Remittance Amount           Monthly
                               Principal Balance of each Mortgage
                               Loan

Class 1-A-1B and Class 2-A-    Class 1-A-1B and Class 2-A-1C        Insurance Premium   Interest Remittance Amount,          Monthly
1C Certificates Premium /      Certificates Premium (6)                                 Principal Remittance Amount
Certificate Insurer                                                                     and Excess Cashflow (6)

Expenses

Insurance expenses /           Expenses incurred by the Servicer    Reimbursement of    To the extent the expenses      Time to time
Servicer                                                            Expenses            are covered by an insurance
                                                                                        policy with respect to the
                                                                                        Mortgage Loan

    Type / Recipient (1)                     Amount                  General Purpose             Source (2)                Frequency
----------------------------   ----------------------------------   -----------------   -----------------------------   ------------
Servicing Advances /           To the extent of funds available,    Reimbursement of    With respect to each Mortgage   Time to time
Servicer                       the amount of any Servicing          Expenses            Loan, late recoveries of the
                               Advances.                                                payments of the costs and
                                                                                        expenses, Liquidation
                                                                                        Proceeds, Subsequent
                                                                                        Recoveries, purchase proceeds
                                                                                        or repurchase proceeds for
                                                                                        that Mortgage Loan (7)

Indemnification expenses /     Amounts for which the seller, the    Indemnification     Amounts on deposit on the            Monthly
the Seller, the Servicer       Servicer and the depositor are                           Certificate Account on any
and the depositor              entitled to indemnification (8)                          Distribution Account Deposit
                                                                                        Date, following the transfer
                                                                                        to the Distribution Account

Amounts owed to the            Class 1-A-1B and Class 2-A-1C        Reimbursement of    Interest Remittance Amount,     Time to time
Certificate Insurer            Reimbursement Amounts (9)            Expenses            Principal Remittance Amount
                                                                                        and Excess Cashflow

(1) If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Pooling and Servicing Agreement" in this free writing prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3) The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of the Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advance on the Mortgage Loan.

(6)   The Class 1-A-1B and Class 2-A-1C Policy Premium Rate is 0.05%.

(7) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(8) Each of the seller, the Servicer, the trustee and the depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under "-- Certain Matters related to the Servicer, the Depositor and the Seller."

(9) The Class 1-A-1B and Class 2-A-1C Reimbursement Amounts are described above in this free writing prospectus under "The Certificate Guaranty Insurance Policy, which consist of reimbursement of unreimbursed claims in respect of the Policy, together with interest thereon, as provided in the pooling and servicing agreement, and indemnity payments in respect of the indemnification agreement.

Distributions

            Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in May 2006 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for (a) the Floating Rate Certificates, as long as these certificates are Book-Entry Certificates, is the business day immediately prior to that Distribution Date and (b) any Definitive Certificates is the last business day of the month immediately preceding the month of that Distribution Date.

            Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

            On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

            The "Interest Remittance Amount" for any Distribution Date and loan group is equal to:

                  (a) the sum, without duplication, of:

                           (1) all interest on the Mortgage Loans in that loan
                  group due on the related Due Date and received on or prior to the related Determination Date, less the Servicing Fees and the trustee fee,

                           (2) all interest on prepayments on the Mortgage Loans
                  in that loan group, other than Prepayment Interest Excess,

                           (3) all advances relating to interest in respect of
                  the Mortgage Loans in that loan group,

                           (4) amounts paid by the Servicer in respect of
                  Compensating Interest for that loan group, and

                           (5) liquidation proceeds on the Mortgage Loans in
                  that loan group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

                  minus

                  (b) all advances in respect of the Mortgage Loans in that loan group relating to interest and certain expenses reimbursed since the prior Due Date,

                  plus

                  (c) the lesser of (i) the Principal Prepayment Amount for that
            Distribution Date and (ii) Deferred Interest for that Distribution Date.

            The "Principal Remittance Amount" for any Distribution Date and loan group is equal to:

                  (a) the sum, without duplication, of:

                           (1) the principal collected or advanced on the
                  Mortgage Loans in that loan group with respect to the related Due Date,

                           (2) the Net Prepayments for that loan group and that
                  Distribution Date;

                           (3) the Stated Principal Balance of each Mortgage
                  Loan in that loan group that was repurchased by a seller or purchased by the Servicer with respect to that Distribution Date and for that loan group;

                           (4) any Substitution Adjustment Amounts in respect of
                  Mortgage Loans in that loan group, and

                           (5) all liquidation proceeds in respect of Mortgage
                  Loans in that loan group (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans in that loan group received during the related Prepayment Period minus

                  (b) all non-recoverable advances relating to principal on the
            Mortgage Loans in that loan group and certain expenses reimbursed since the prior Due Date.

            "Prepayment Interest Excess" means with respect to any Mortgage Loan and principal prepayment received by the Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

Interest

            General. On each Distribution Date, the interest distributable with respect to the Floating Rate Certificates is the interest which has accrued on their Class Certificate Balances immediately prior to that Distribution Date at the then applicable Pass-Through Rate during the applicable Interest Accrual Period and in the case of the Senior Certificates, any Interest Carry Forward Amount.

            The Pass-Through Rates for the Floating Rate Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of Floating Rate Certificates will be subject to the applicable Net Rate Cap. Additionally, the Pass-Through Rate for each class of Floating Rate Certificates will be subject to a maximum rate. If on any Distribution Date, the Pass-Through Rate for a class of Floating Rate Certificates is based on the applicable Net Rate Cap or maximum rate, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions."

            Distributions of Interest Funds. On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

           (1) from the Interest Remittance Amount related to each loan group, pro rata based on the Interest Remittance Amount for that loan group, in the following priority:

            first, to the Certificate Insurer, the monthly premium due under the Policy with respect to the Class 1-A-1B Certificates, in the case of the Interest Remittance Amount for loan group 1, and the Class 2-A-1C Certificates, in the case of the Interest Remittance Amount for loan group 2;

           second, (a) from Interest Funds for loan group 1, in the following priority:

                           (i) concurrently, to each class of Group 1 Senior
Certificates, the Current Interest and Interest Carry Forward Amount for each of those classes and that Distribution Date, pro rata, based on the amount of interest each class is entitled to receive on that Distribution Date; and

                           (ii) to the Certificate Insurer, any unreimbursed
Insured Payments with respect to the Class 1-A-1B Certificates, plus any other amounts due to the Certificate Insurer under the pooling and servicing agreement or the indemnification agreement to the extent not paid above; and

                  (b) from Interest Funds for loan group 2, in the following priority:

                           (i) concurrently, to each class of Group 2 Senior
Certificates, the Current Interest and Interest Carry Forward Amount for each of those classes and that Distribution Date, pro rata, based on the amount of interest each class is entitled to receive on that Distribution Date;

                           (ii) to the Certificate Insurer, any unreimbursed
Insured Payments with respect to the Class 2-A-1C Certificates, plus any other amounts due to the Certificate Insurer to the extent not paid above; and

            (2) the Interest Remittance Amount for each loan group remaining undistributed will be aggregated and distributed in the following priority:

            first, to the Certificate Insurer, the monthly premium due under the Policy with respect to the Class 1-A-1B and Class 2-A-1C Certificates to the extent not paid pursuant to clause (1) above;

            second, concurrently to the classes of Senior Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clause (1) above, based on the amount of interest each of those classes is entitled to receive on that Distribution Date;

            third, to the Certificate Insurer, any unreimbursed Insured Payments with respect to the Class 1-A-1B and Class 2-A-1C Certificates, plus any other amounts due to the Certificate Insurer under the pooling and servicing agreement or the indemnification agreement to the extent not paid above;

            fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the Current Interest and Interest Carry Forward Amount for each such class and that Distribution Date; and

            fifth, for application as part of the Excess Cashflow for that Distribution Date, as described under "Overcollateralization" below, any such Interest Remittance Amount remaining undistributed for that Distribution Date.

            Pass-Through Rates. The classes of certificates will have the respective pass through rates described below (each, a "Pass-Through Rate").

            MTA Certificates

            The Pass-Through Rate with respect to each Interest Accrual Period and each class of MTA Certificates will be a per annum rate equal to the least of:

            (1) One-year MTA for that Interest Accrual Period (calculated as described below under "-- Calculation of MTA") plus the Pass-Through Margin for that class and Interest Accrual Period,

            (2) the applicable Net Rate Cap for that class for that Distribution Date, and

            (3) the Maximum Rate Cap.

            LIBOR Certificates.

            The Pass-Through Rate with respect to each Interest Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the least of:

            (1) One-month LIBOR for that Interest Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for that class and Accrual Period,

            (2) the applicable Net Rate Cap for that class for that Distribution Date, and

            (3) 11.000%.

            The "Pass-Through Margin" for each class of Floating Rate Certificates is as follows:

                                                          Pass-Through Margin
                                                       -----------------------
               Class of Floating Rate Certificates      (1)              (2)
               -----------------------------------     ------           ------
               Class 1-A-1A                            0.920%           0.920%
               Class 1-A-1B                            0.930%           0.930%
               Class 2-A-1A                            0.200%           0.400%
               Class 2-A-1B                            0.250%           0.500%
               Class 2-A-1C                            0.210%           0.420%
               Class M-1                               0.400%           0.600%
               Class M-2                               0.420%           0.630%
               Class M-3                               0.440%           0.660%
               Class M-4                               0.600%           0.900%
               Class M-5                               0.620%           0.930%
               Class M-6                               0.660%           0.990%
               Class M-7                               1.550%           2.325%
               Class M-8                               1.750%           2.625%
               Class M-9                               1.750%           2.625%
               Class M-10                              1.750%           2.625%

----------
(1) For the Interest Accrual Period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date.

(2) For the Interest Accrual Period related to any Distribution Date occurring after the first possible Optional Termination Date.

            The "Maximum Rate Cap" for any Distribution Date and the Class 1-A-1A and Class 1-A-1B Certificates, the related Net Rate Cap computed for this purpose by assuming that each related mortgage loan accrued interest at its maximum mortgage rate.

            Definitions Related to Interest Calculations.

            The "Interest Accrual Period" for (x) each class of LIBOR Certificates and for any Distribution Date, will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on day immediately prior to that Distribution Date and (y) each class of MTA Certificates and for any Distribution Date, will be the calendar month preceding the month of the Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period. Interest on the MTA Certificates will be calculated on the basis of a 360-day year divided into twelve 30-day months.

            The "Interest Funds" for any Distribution Date and loan group are equal to the Interest Remittance Amount for that loan group minus the related portion of the Trustee Fee for that Distribution Date.

            "Current Interest," with respect to each class of Floating Rate Certificates and each Distribution Date, is (x) the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Certificate Balance of that class, as applicable, immediately prior to that Distribution Date minus (y) the Net Deferred Interest, if any, allocated to that class for that Distribution Date.

            "Interest Carry Forward Amount," with respect to each class of Floating Rate Certificates and each Distribution Date, is the sum of

            (i) the excess of:

                  (a) Current Interest for that class with respect to prior Distribution Dates, over

                  (b) the amount actually distributed to that class with respect to interest on prior Distribution Dates; and

            (ii) interest for the applicable Interest Accrual Period on the amount described above based on the Pass-Through Rate for the applicable class of Floating Rate Certificates.

            "Adjusted Net Mortgage Rate," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date in the prior month minus the expense fee rate.

            The "Net Rate Cap" for each Distribution Date and the following classes of certificates is:

            o with respect to the Class 1-A-1A Certificates, the weighted average Adjusted Net Mortgage Rate on the Group 1 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date);

            o with respect to the Class 1-A-1B Certificates, the excess, if any, of (i) the weighted average Adjusted Net Mortgage Rate on the Group 1 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due
                  Date) over (ii) the Class 1-A-1B Policy Premium Rate; (adjusted to 30/360 basis)

            o with respect to the Class 2-A-1A and Class 2-A-1B Certificates, the product of (A) the weighted average Adjusted Net Mortgage Rate on the Group 2 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), and (B) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Interest Accrual Period;

            o     with respect to the Class 2-A-1C Certificates, the product of
                  (A) the excess, if any, of (i) the weighted average Adjusted Net Mortgage Rate on the Group 2 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date) over (ii) the Class 2-A-1C Policy Premium Rate, and (B) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Interest Accrual Period; and

            o with respect to the Subordinated Certificates, the weighted average of the Weighted Average of the Net Rate Caps for (x) the Class 1-A-1A Certificates (expressed on an actual/360 basis) and (y) the Class 2-A-1B Certificates, in each case, weighted on the basis of the excess of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, respectively, in each case as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), over the aggregate Class Certificate Balance of the Group 1 Senior Certificates and the aggregate Class Certificate Balance of the Group 2 Senior Certificates, respectively.

            The "Class 1-A-1B Policy Premium Rate" for each Distribution Date and the Class 1-A-1B Certificates is the quotient of (1) the product of (a) the Aggregate Insurer Premium, (b) the fraction, the numerator of which is the outstanding Class Certificate Balance of the Class 1-A-1B Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate outstanding Class Certificate Balance of the Class 1-A-1B Certificates and the Class 2-A-1C Certificates, in each case, immediately prior to that Distribution Date and (c) 12, divided by (2) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Due Date in the prior calendar month.

            The "Class 2-A-1C Policy Premium Rate" for each Distribution Date and the Class 2-A-1C Certificates is the quotient of (1) the product of (a) the Aggregate Insurer Premium, (b) the fraction, the numerator of which is the outstanding Class Certificate Balance of the Class 2-A-1C Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate outstanding Class Certificate Balance of the Class 1-A-1B Certificates and the Class 2-A-1C Certificates, in each case, immediately prior to that Distribution Date and (c) 12, divided by (2) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Due Date in the prior calendar month.

            The "Aggregate Insurer Premium" with respect to any Distribution Date is the product of (a) 0.05% per annum and (b) the aggregate Class Certificate Balance of the Class 1-A-1B and Class 2-A-1C Certificates immediately prior to that Distribution Date, calculated on an actual/360 basis.

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

            The "Net Rate Carryover" for a class of Floating Rate Certificates on any Distribution Date is the excess of:

                  (1) the amount of interest that class would have accrued for that Distribution Date had the Pass-Through Rate for that class and the related Interest Accrual Period not been calculated based on the applicable Net Rate Cap, over

                  (2) the amount of interest that class accrued on that
            Distribution Date based on the applicable Net Rate Cap,

            plus the unpaid portion of any excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

            The "Adjusted Cap Rate" for a class of certificates and any Distribution Date will equal the related Net Rate Cap, computed for this purpose by first reducing the weighted average of the Adjusted Net Mortgage Rate of the related Mortgage Loans by a per annum rate equal to (i) the product of (a) the Net Deferred Interest for the related Mortgage Loans for that Distribution Date and (b) 12, divided by (ii) the aggregate Stated Principal Balance of the related Mortgage Loans as of the Due Date in the month prior to that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

            Allocation of Net Deferred Interest

            With respect to each Mortgage Loan and each related Due Date, "Deferred Interest" will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such Due Date over the monthly payment due for such Due Date. This excess may occur because the Mortgage Rates of the Mortgage Loans adjust monthly, while the monthly payment generally adjusts annually (and in some cases only after expiration of a five-year fixed-payment period), or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

            With respect to each loan group and Distribution Date, the "Net Deferred Interest" is equal to the excess, if any, of the Deferred Interest that accrued on the related Mortgage Loans as described above, over the Principal Prepayment Amount for those Mortgage Loans for that Distribution Date. For each loan group and Distribution Date, the "Principal Prepayment Amount" is equal to the sum of all voluntary principal prepayments received on the related Mortgage Loans during the related Prepayment Period, including the purchase price of any related Mortgage Loans repurchased due to modifications of the Mortgage Rates. For any Distribution Date and loan group, the "Net Prepayments" for that loan group are equal to the excess, if any, of the (i) Principal Prepayment Amount for that loan group over (ii) the aggregate amount of Deferred Interest accrued on the Mortgage Loans in that loan group from the preceding Due Date to the Due Date related to that Distribution Date.

            For any Distribution Date, the Net Deferred Interest on the Mortgage Loans will reduce the amount of current interest on each class of certificates to which net deferred interest is allocated. On each Distribution Date, the net deferred interest for a loan group will be allocated to each related class of interest-bearing certificates in an amount equal to the excess, if any, of (i) the interest accrued during the related interest accrual period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to the applicable Distribution Date over (ii) the amount of interest to which such class would have been entitled if the Pass-Through Rate for such class were equal to the Adjusted Cap Rate for such class and Distribution Date. To the extent that any Net Deferred Interest allocated to a class of certificates would exceed the amount of Current Interest (prior to reduction for Net Deferred Interest) for that class for that Distribution Date, the amount of that excess will be allocated to the Class C Certificates to the extent distributions would otherwise be made to the Class C Certificates. Thereafter, that excess amount will be allocated among the classes of certificates, in proportion to, and up to, the amount of any remaining interest otherwise distributable on the certificates.

            Any Net Deferred Interest allocated to a class of certificates will be added to the Class Certificate Balance of the applicable class of certificates.

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

Principal

            Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for that Distribution Date with respect to each loan group is required to be distributed as follows:

            (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, until the aggregate Class Certificate Balance of the Certificates equals the Target Amount for that Distribution Date:

                  (A) concurrently:

                           (i) from the Principal Distribution Amount for loan
                  group 1, in the following priority:

                                    first, concurrently, to the classes of Group
                           1 Senior Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                                    second, concurrently, to the classes of
                           Group 2 Senior Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                           (ii) from the Principal Distribution Amount for loan
                  group 2, in the following priority:

                                    first, concurrently, to the classes of Group
                           2 Senior Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                                    second, concurrently, to the classes of
                           Group 1 Senior Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                  (B)from the remaining Principal Distribution Amounts for
            both loan groups, sequentially:

                           (i) to the Certificate Insurer, any unreimbursed
                  amounts owed to the Certificate Insurer under the pooling and servicing agreement or indemnification agreement;

                           (ii) sequentially, to the Class M-1, Class M-2, Class
                  M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                           (iii) any remainder as part of the Excess Cashflow to
                  be allocated as described under "--Overcollateralization Provisions" below.

            (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts from both loan groups, in the following priority:

                  (i) (a) to the Group 1 Senior Certificates (from amounts in loan group 1, except as provided below) and to the Group 2 Senior Certificates (from amounts in loan group 2, except as provided below), in each case in accordance with clause (1), concurrently by Principal Allocation Percentage, in an amount equal to the lesser of
            (x) the Principal Distribution Amount for the related loan group for that Distribution Date and (y) the Senior Principal Distribution Amount for the related loan group for that Distribution Date, until the Class Certificate Balance of each such class has been reduced to zero; or (b) otherwise to each class of Senior Certificates (in each case in accordance with clause (1), concurrently by Principal Allocation Percentage), the Principal Distribution Amount for the related loan group for that Distribution Date;

                  (ii) any unreimbursed amounts owed to the Certificate Insurer under the pooling and servicing agreement or the indemnification agreement;

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

                  (iii) to the Class M-1 Certificates, the Class M-1 Principal
            Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

                  (iv) to the Class M-2 Certificates, the Class M-2 Principal
            Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

                  (v) to the Class M-3 Certificates, the Class M-3 Principal
            Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

                  (vi) to the Class M-4 Certificates, the Class M-4 Principal
            Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

                  (vii) to the Class M-5 Certificates, the Class M-5 Principal
            Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

                  (viii) to the Class M-6 Certificates, the Class M-6 Principal
            Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

                  (ix) to the Class M-7 Certificates, the Class M-7 Principal
            Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

                  (x) to the Class M-8 Certificates, the Class M-8 Principal
            Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

                  (xi) to the Class M-9 Certificates, the Class M-9 Principal
            Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero; and

                  (xii) to the Class M-10 Certificates, the Class M-10 Principal
            Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero; and

                  (xiii) any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions" below.

            Definitions Related to Principal Distributions.

            "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the Prepayment Period in which the Due Date occurs and increased by any Deferred Interest added to the principal balance on or prior to that Due Date. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The "Pool Principal Balance" equals the aggregate Stated Principal Balances of the Mortgage Loans.

            "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from April 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

            "Principal Distribution Amount" with respect to each Distribution Date and loan group is the (a) Principal Remittance Amount for that loan group and Distribution Date, minus (b) the Overcollateralization Release Amount allocated to that loan group for that Distribution Date.

            "Senior Principal Distribution Amount" for any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, the amount, if any, by which (x) the aggregate Class

Certificate Balance of each class of Senior Certificates immediately prior to that Distribution Date exceeds (y) the Senior Target Amount.

            "Senior Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in May 2012, approximately 80.50%; and (ii) thereafter, approximately 84.40% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

            "Senior Proportionate Percentage" for loan group 1 with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the Class Certificate Balance of the Group 1 Senior Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate of the Class Certificate Balance for the Senior Certificates immediately prior to that date. For loan group 2 with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the Class Certificate Balance of the Group 2 Senior Certificates for that Distribution Date and the denominator of which is the aggregate of the Class Certificate Balance for the Senior Certificates immediately prior to that date.

            "Principal Allocation Percentage" for loan group 1 with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for loan group 1 for that Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for loan group 1 and loan group 2 for that date. For loan group 2 with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for loan group 2 for that Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for loan group 1 and loan group 2 for that date.

            "Class M-1 Principal Distribution Amount" for any Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, after giving effect to distributions on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-1 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-1 Target Amount for that Distribution Date.

            "Class M-1 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in May 2012, approximately 86.25%; and (ii) thereafter, approximately 89.00% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) and (b) the amount, if any, by which (1) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

            "Class M-2 Principal Distribution Amount" for any Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates and Class M-1 Certificates, in each case after giving effect to distributions on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-2 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-2 Target Amount for that Distribution Date.

            "Class M-2 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in May 2012, approximately 89.75%; and (ii) thereafter, approximately 91.80% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) and (b) the amount, if any, by which (1) the aggregate Stated Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

            "Class M-3 Principal Distribution Amount" for any Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates and Class M-2 Certificates, in each case after giving effect to distributions on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-3 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-3 Target Amount for that Distribution Date.

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

            "Class M-3 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in May 2012, approximately 91.00%; and (ii) thereafter, approximately 92.80% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) and (b) the amount, if any, by which (1) the aggregate Stated Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

            "Class M-4 Principal Distribution Amount" for any Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, in each case after giving effect to distributions on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-4 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-4 Target Amount for that Distribution Date.

            "Class M-4 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in May 2012, approximately 92.00%; and (ii) thereafter, approximately 93.60% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) and (b) the amount, if any, by which (1) the aggregate Stated Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

            "Class M-5 Principal Distribution Amount" for any Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates, in each case after giving effect to distributions on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-5 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-5 Target Amount for that Distribution Date.

            "Class M-5 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in May 2012, approximately 93.125%; and (ii) thereafter, approximately 94.50% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) and (b) the amount, if any, by which (1) the aggregate Stated Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

            "Class M-6 Principal Distribution Amount" for any Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates and Class M-5 Certificates, in each case after giving effect to distributions on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-6 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-6 Target Amount for that Distribution Date.

            "Class M-6 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in May 2012, approximately 94.00%; and (ii) thereafter, approximately 95.20% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) and (b) the amount, if any, by which (1) the aggregate Stated Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

            "Class M-7 Principal Distribution Amount" for any Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates and Class M-6 Certificates, in each case after giving effect to distributions on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-7 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-7 Target Amount for that Distribution Date.

         "Class M-7 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in May 2012, approximately 94.875%; and (ii) thereafter, approximately 95.90% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) and (b) the amount, if any, by which (1) the aggregate Stated Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

            "Class M-8 Principal Distribution Amount" for any Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, in each case after giving effect to distributions on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-8 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-8 Target Amount for that Distribution Date.

            "Class M-8 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in May 2012, approximately 95.75%; and (ii) thereafter, approximately 96.60% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) and (b) the amount, if any, by which (1) the aggregate Stated Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

            "Class M-9 Principal Distribution Amount" for any Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and Class M-8 Certificates, in each case after giving effect to distributions on that Distribution Date, and (ii) the Class Principal Amount of the Class M-9 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-9 Target Amount for that Distribution Date.

            "Class M-9 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in May 2012, approximately 96.625%; and (ii) thereafter, approximately 97.30% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) and (b) the amount, if any, by which (1) the aggregate Stated Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

            "Class M-10 Principal Distribution Amount" for any Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 and Class M-9 Certificates, in each case after giving effect to distributions on that Distribution Date, and (ii) the Class Principal Amount of the Class M-10 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-10 Target Amount for that Distribution Date.

            "Class M-10 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in May 2012, approximately 97.875%; and (ii) thereafter, approximately 98.30% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) and (b) the amount, if any, by which (1) the aggregate Stated Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

            "OC Floor" means an amount equal to 0.50% of the Cut-off Date Pool Principal Balance.

            "Overcollateralization Deficiency Amount," with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on that Distribution Date (after giving effect to distributions of the Principal Remittance Amount on that Distribution Date).

            "Overcollateralization Target Amount" means with respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to approximately 0.85% of the Cut-off Date Pool Principal Balance and (b) on or after the Stepdown Date, the greater of (1) the product of (i) for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in May 2012, 2.125% and thereafter, 1.700% and (ii) of the Pool Principal Balance as of the Due Date in

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

the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (2) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

            "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the Pool Principal Balance in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (y) the aggregate Class Certificate Balance of the Floating Rate Certificates (after giving effect to distributions on that Distribution Date).

            "Overcollateralization Release Amount" means with respect to any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount for that Distribution Date and (y) the amount, if any, by which the Overcollateralized Amount for that date (calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for that date is applied in reduction of the Class Certificate Balances of the Floating Rate Certificates) exceeds the Overcollateralization Target Amount for that date.

            "Stepdown Date" is the earlier to occur of (A) the Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates has been reduced to zero and (B) the later to occur of (x) the Distribution Date in May 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Due Period, but before giving effect to distributions on any certificates on that Distribution
Date) is greater than or equal to (a) on any Distribution Date prior to the Distribution Date in May 2012, 19.500% and (b) on any Distribution Date on or after that Distribution Date, 15.600%.

            A "Trigger Event" is in effect with respect to a Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

            A "Delinquency Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds, for Distribution Dates prior to May 2012, 35.94%, and, for Distribution Dates on or after May 2012, 40.00% of the Senior Enhancement Percentage for such Distribution Date.

            The "Senior Enhancement Percentage" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

                  (1) the numerator of which is sum of the aggregate Class
            Certificate Balance of the Subordinated Certificates and the Overcollateralized Amount (which, for purposes of this definition only, shall not be less than zero) and

                  (2) the denominator of which is the Pool Principal Balance for the preceding Distribution Date, in each case after giving effect to distributions on that Distribution Date.

            A "Cumulative Loss Trigger Event" is in effect with respect to a Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for that Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:

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

Distribution Date                   Percentage
-----------------                   ----------
May 2009 - April 2010 ...........   0.70% with respect to May 2009, plus an
                                      additional 1/12th of 0.25% for each month thereafter through April 2010

May 2010 - April 2011 ...........   0.95% with respect to May 2010, plus an
                                      additional 1/12th of 0.40% for each month thereafter through April 2011

May 2011 - April 2012 ...........   1.35% with respect to May 2011, plus an
                                      additional 1/12th of 0.10% for each month thereafter through April 2012

May 2012 and thereafter .........   1.45%

            "Unpaid Realized Loss Amount" means for any class of Floating Rate Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class, and in the case of the Senior Certificates, together with interest thereon at the applicable Pass-Through Rate.

            A "Realized Loss" with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

            The "Rolling Three Month Delinquency Rate" with respect to any Distribution Date, is an amount equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

            The "Delinquency Rate" for any month is the fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans that are 60 or more days delinquent (including all foreclosures, bankruptcies and REO properties) as of the close of business on the last day of that month, and the denominator of which is the Pool Principal Balance as of the last day of that month.

            "Subsequent Recoveries" are unexpected recoveries received after the determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Overcollateralization Provisions

            The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Floating Rate Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Floating Rate Certificates and the related fees and expenses payable by the issuing entity. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

            The "Excess Cashflow" with respect to any Distribution Date is the sum of (i) the Interest Remittance Amount remaining after the distribution of interest to the holders of the certificates for that Distribution Date, (ii) the Overcollateralization Release Amount and (iii) any remaining Principal Distribution Amount for that date.

            With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following priority, in each case to the extent of the remaining Excess Cashflow:

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

                  (1) for each Distribution Date occurring (a) before the
            Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect, in the following priority:

                        (i) after giving effect to principal distributions on
            that Distribution Date (as described under "--Priority of Principal Distributions" above), pro rata, based on the Senior Proportionate Percentage, to the Senior Certificates, in each case in accordance with clause (1) of "--Priority of Principal Distributions" above, in reduction of their respective Class Certificate Balances, until their respective Class Certificate Balances have been reduced to zero; and

                        (ii) sequentially, to the Class M-1, Class M-2, Class
            M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, until their respective Class Certificate Balance have been reduced to zero;

                  (2) for each Distribution Date occurring on or after the
            Stepdown Date and for which a Trigger Event is not in effect, in the following priority:

                        (i) after giving effect to principal distributions on
            that Distribution Date (as described under "--Priority of Principal Distributions" above), pro rata, based on the Senior Proportionate Percentage, to the Senior Certificates, in each case in accordance with clause (1) of "--Priority of Principal Distributions" above, in reduction of their respective Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates, after giving effect to distributions on that Distribution Date, equals the Senior Target Amount for that Distribution Date;

                        (ii) to the Class M-1 Certificates, in reduction of
            their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-1 Target Amount for that Distribution Date;

                        (iii) to the Class M-2 Certificates, in reduction of
            their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1 and Class M-2 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-2 Target Amount for that Distribution Date;

                        (iv) to the Class M-3 Certificates, in reduction of
            their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2 and Class M-3 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-3 Target Amount for that Distribution Date;

                        (v) to the Class M-4 Certificates, in reduction of their
            Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-4 Target Amount for that Distribution Date;

                        (vi) to the Class M-5 Certificates, in reduction of
            their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-5 Target Amount for that Distribution Date;

                        (vii) to the Class M-6 Certificates, in reduction of
            their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-6 Target Amount for that Distribution Date;

                        (viii) to the Class M-7 Certificates, in reduction of
            their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-

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

            4, Class M-5, Class M-6 and Class M-7 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-7 Target Amount for that Distribution Date;

                        (ix) to the Class M-8 Certificates, in reduction of
            their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-8 Target Amount for that Distribution Date;

                        (x) to the Class M-9 Certificates, in reduction of their
            Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-9 Target Amount for that Distribution Date;

                        (xi) to the Class M-10 Certificates, in reduction of
            their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-10 Target Amount for that Distribution Date;

                  (3) first, concurrently, to the Senior Certificates, pro rata, in proportion to their respective Unpaid Realized Loss Amounts, the Unpaid Realized Loss Amount for each such class; and

                        second, sequentially, to the Class M-1, Class M-2, Class
                M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case, first in an amount equal to any Net Rate Carryover Amounts and unpaid Net Rate Carryover Amounts for each such class and that Distribution Date, and second in an amount equal to any Unpaid Realized Loss Amounts for that class; and

                  (4) to the Class R Certificate, any remaining amount.

            The "Group 1 Excess Cashflow Percentage" means, for any Distribution Date, the amount of the Excess Cashflow attributable to loan group 1 divided by the Excess Cashflow for that Distribution Date.

            The "Group 2 Excess Cashflow Percentage" means, for any Distribution Date, the amount of the Excess Cashflow attributable to loan group 2 divided by the Excess Cashflow for that Distribution Date.

            The "Target Amount" means for any Distribution Date, an amount equal to the Pool Principal Balance for that Distribution Date minus the Overcollateralization Target Amount for that Distribution Date.

Determination of LIBOR

            The certificates for a particular series may include classes for which the pass-through rate is based on LIBOR (such certificates, "LIBOR Certificates").

            LIBOR applicable to an Interest Accrual Period for a class of LIBOR Certificates will be determined on the second London Business Day prior to the commencement of such Interest Accrual Period (a "LIBOR Determination Date"). On each LIBOR Determination Date the Trustee, as calculation agent (in such capacity, the "Calculation Agent"), will establish LIBOR for the Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date ("LIBOR"). Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Moneyline Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

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

            If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next Interest Accrual Period for the applicable classes of LIBOR Certificates will be calculated in accordance with the method described in the attached free writing free writing prospectus base under "Description of the Certificates--Index Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

            If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the attached free writing free writing prospectus base, LIBOR for the next Interest Accrual Period will be 5.00%.

Determination of MTA

            MTA is a per annum rate equal to the twelve-month moving average monthly yield on United Stated Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Board in Statistical Release H.15(519), determined by averaging the monthly yield for the most recent twelve months. The MTA used for each interest accrual period will be the most recent MTA figure available as of fifteen days prior to the commencement of that interest accrual period (a "MTA Determination Date").

Carryover Reserve Fund

            The Pooling and Servicing Agreement establishes an account (the "Carryover Reserve Fund"), which is held in trust by the trustee on behalf of the holders of the certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

            In addition to the $1,000 deposit described in the preceding paragraph, on the closing date the depositor will cause to be deposited in the Carryover Reserve Fund an amount that is expected to be sufficient to cover any Net Rate Carryover on the interest-bearing certificates with respect to the first Distribution Date. On the applicable Distribution Date, such amount will be distributed first to the classes of the Senior Certificates, pro rata, based upon the amount of any Net Rate Carryover with respect to each such class of certificates, and then, sequentially, to Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order. Any such amount that remains from the initial deposit after payment of any Net Rate Carryover to the certificates on the third Distribution Date will be distributed to Greenwich Capital Markets, Inc. and will not be available to cover any Net Rate Carryover on subsequent Distribution Dates.

Applied Realized Loss Amounts

            If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the Floating Rate Certificates exceeds the Pool Principal Balance, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. After the Class Certificate Balance of each class of Subordinated Certificates have been reduced to zero, (i) if the aggregate Class Certificate Balance of the Group 1 Senior Certificates exceeds the aggregate Stated Principal Balance of the Group 1 Mortgage Loans, the amount of that excess will be allocated sequentially to the Class 1-A-1B and Class 1-A-1A Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and (ii) if the aggregate Class Certificate Balance of the Group 2 Senior Certificates exceeds the aggregate Stated Principal Balance of the Group 2 Mortgage Loans, the amount of that excess will be allocated sequentially to the Class 2-A-1C, Class 2-A-1B and Class 2-A-1A Certificates, in that order, until their respective Class Certificate Balances are reduced to zero. Any such reduction described in this paragraph is an "Applied Realized Loss Amount."

            Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.

                                      S-60